GLOBAL CUSTODY AGREEMENT
BETWEEN
FRANKLIN TEMPLETON FUNDS AND
SEPARATE ACCOUNTS IDENTIFIED ON
ANNEX B
AND
JPMORGAN CHASE BANK, N.A.

SECURITIES SERVICES
jpmorgan.com

Table of Contents

1. INTENTION OF THE PARTIES; DEFINITIONS		1

1.1	INTENTION OF THE PARTIES	1
1.2	DEFINITIONS; INTERPRETATION	1

2. WHAT J.P. MORGAN IS REQUIRED TO DO		5

2.1	SET UP ACCOUNTS	5
2.2	DEPOSIT OF CASH	6
2.3	SEGREGATION AND REGISTRATION OF ASSETS; NOMINEE NAME	7
2.4	SETTLEMENT OF TRANSACTIONS	8
2.5	CONTRACTUAL SETTLEMENT DATE ACCOUNTING	8
2.6	INCOME COLLECTION (AUTOCREDIT®)	9
2.7	MISCELLANEOUS ADMINISTRATIVE DUTIES	10
2.8	CORPORATE ACTIONS	10
2.9	SECURITY CLASS ACTION SETTLEMENTS	11
2.10	PROXIES	11
2.11	STATEMENTS OF ACCOUNT	12
2.12	ACCESS TO J.P. MORGAN’S RECORDS	12
2.13	MAINTENANCE OF FINANCIAL ASSETS AT SUBCUSTODIAN LOCATIONS	13
2.14	FOREIGN EXCHANGE TRANSACTIONS	13
2.15	ASSETS NOT CONTROLLED BY J.P. MORGAN	13
2.16	CHANGE REQUESTS	14
2.17	ADDITIONAL CUSTOMERS AND FUNDS	15
2.18	COMPLIANCE WITH LAWS AND REGULATIONS	15
2.19	PERSONNEL	15

3. INSTRUCTIONS		16

3.1	ACTING ON INSTRUCTIONS; METHOD OF INSTRUCTION AND UNCLEAR INSTRUCTIONS	16
3.2	VERIFICATION AND SECURITY PROCEDURES	16
3.3	INSTRUCTIONS CONTRARY TO LAW/MARKET PRACTICE	17
3.4	CUT-OFF TIMES	17
3.5	ELECTRONIC ACCESS AND CYBERSECURITY	17
3.6	RECORDING OF TELEPHONE COMMUNICATIONS	19

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN		19

4.1	FEES AND EXPENSES	19
4.2	OVERDRAFTS	19
4.3	J.P. MORGAN’S RIGHT OVER ACCOUNT ASSETS; SET-OFF	20

5. SUBCUSTODIANS AND SECURITIES DEPOSITORIES		21

5.1	APPOINTMENT OF SUBCUSTODIANS; USE OF SECURITIES DEPOSITORIES	21
5.2	LIABILITY FOR SUBCUSTODIANS AND SECURITIES DEPOSITORIES	21

6. ADDITIONAL PROVISIONS		22

6.1	REPRESENTATIONS OF THE CUSTOMER AND J.P. MORGAN	22
6.2	THE CUSTOMER IS LIABLE TO J.P. MORGAN EVEN IF IT IS ACTING FOR ANOTHER PERSON	23
6.3	SPECIAL SETTLEMENT SERVICES	23
6.4	PROVISION OF INFORMATION	23

6.5	INFORMATION CONCERNING DEPOSITS AT J.P. MORGAN’S NON-U.S. BRANCHES	23
6.6	INSURANCE	24
6.7	SECURITY HOLDING DISCLOSURE	24
6.8	U.S. REGULATORY DISCLOSURE; CERTAIN INFORMATION OF THE CUSTOMER	24
6.9	CONFIDENTIALITY	25
6.10	USE OF NAME	27

7. WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER		28

7.1	STANDARD OF CARE; LIABILITY	28
7.2	FORCE MAJEURE	29
7.3	J.P. MORGAN MAY CONSULT WITH COUNSEL	30
7.4	J.P. MORGAN PROVIDES DIVERSE FINANCIAL SERVICES AND MAY GENERATE PROFITS AS A RESULT	30
7.5	ANCILLARY SERVICES	31

8. TAXATION		31

8.1	TAX OBLIGATIONS	31
8.2	TAX SERVICES	32

9. TERM AND TERMINATION		33

9.1	TERM AND TERMINATION FOR CONVENIENCE	33
9.2	OTHER GROUNDS FOR TERMINATION	33
9.3	EXIT PROCEDURE	34

10. MISCELLANEOUS		35

10.1	NOTICE	35
10.2	SUCCESSORS AND ASSIGNS	35
10.3	ENTIRE AGREEMENT AND AMENDMENTS	36
10.4	GOVERNING LAW AND JURISDICTION	36
10.5	SEVERABILITY; WAIVER; AND SURVIVAL	36
10.6	COUNTERPARTS	37
10.7	NO THIRD PARTY BENEFICIARIES	37
10.8	FUND BY FUND BASIS	37
SCHEDULE A J.P. MORGAN INVESTOR SERVICES GLOBAL CUSTODY RESTRICTED MARKETS		43
ANNEX A ELECTRONIC ACCESS		46

GLOBAL CUSTODY AGREEMENT

This agreement, dated [March 1], 2020 (the “Agreement”), is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 383 Madison Avenue, 11th floor, 10179, New York, NY; and severally and not jointly, each Cayman exempted company, Bermuda company, and Franklin Templeton investment company identified on Annex B hereto (as such exhibit may be amended from time to time), acting on behalf of its respective series or portfolios identified on Annex B (each such series or portfolio, as the case may be, hereinafter referred to as a “Fund”), as may be amended from time to time (each such Cayman exempted company, Bermuda company, and investment company referred to herein as a “Customer”), and in the case of those investment companies for which no separate series or portfolios are identified on such Annex B, acting for and on behalf of itself. For the sake of clarity, the term Customer when modified by the phrase “on behalf of a Fund”; “with respect to a Fund”; or similar phrasing covers both an investment company acting on behalf of its series or portfolio and an investment company with no separate series or portfolios but acting on behalf of itself. Although J.P. Morgan and each Customer have executed this document in the form of a master agreement for administrative convenience, except as expressly provided in this Agreement, this Agreement shall create a separate Agreement for each Customer as though J.P. Morgan had executed a separate Agreement with that Customer.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

(a)

This Agreement sets out the terms on which J.P. Morgan will provide custodial, settlement, asset servicing and other associated services (collectively, the “Services”) to a Customer on behalf of its Funds. The Customer hereby appoints J.P. Morgan to provide the Services to the Customer and the Funds, subject to the terms of this Agreement and any requirements or restrictions imposed on the performance of such functions by any statutory provisions for the time being in force and which are applicable to J.P. Morgan as custodian. J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement. The terms and conditions of this Agreement are applicable only to the Services which are specified in this Agreement.

(b)

Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other burdens and costs. The Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in connection with the services under this Agreement and that a Fund’s investment adviser remains responsible for assessing and managing investment-related exposures arising out of Country Risk. Accordingly, J.P. Morgan will not be responsible for any Liabilities resulting from Country Risk.

1.2	Definitions; Interpretation

(a)	Definitions

As used herein, the following terms have the meanings hereinafter stated.

“1940 Act” means Investment Company Act of 1940, as amended.

“Account” has the meaning set forth in Section 2.1.

“Account Assets” has the meaning set forth in Section 4.3(a).

“Affiliated Subcustodian Bank” means a Subcustodian that is both a subsidiary of JPMorgan Chase & Co. and either (i) a bank chartered or incorporated in the United States of America or (ii) a branch or subsidiary of such a bank.

“AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to J.P. Morgan, or to any J.P. Morgan Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or are subject to, sanctions of any governmental authority under such Applicable Law; and (b) any J.P. Morgan policies and procedures reasonably designed to assure compliance with any such Applicable Law.

“Applicable Law” means any existing or future applicable statute, treaty, rule, regulation or law (including common law and federal, state, and local laws regarding equal employment opportunity, compensation, benefit, immigration, rights of the disabled, privacy, and anti-money laundering) and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental or regulatory entity.

“Authorized Person” means any person who has been designated by written notice from the Customer, on behalf of a Fund, substantially in the form as mutually agreed to by the Customer and J.P. Morgan (or by written notice in the form mutually agreed to by the Customer and J.P. Morgan from any agent designated by the Customer, including an investment manager) to act on behalf of the Customer or the Funds under this Agreement, any person who has been given a User Code by the Customer, or any person authorized by Customer to receive a User Code from J.P. Morgan. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Change” has the meaning set forth in Section 2.16.

“Change Request” has the meaning set forth in Section 2.16.

“Confidential Information” means all non-public information concerning the Customer, a Fund or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement, including, but not limited to, the terms and conditions of this Agreement and information on portfolio securities owned by a Customer or a Fund. For the avoidance of doubt, to the extent Data (as defined in Annex A) includes any Confidential Information, such portion of the Data shall be deemed Confidential Information for purposes of this Agreement. Nevertheless, the term Confidential Information does not include (i) information that is or becomes available to the general public other than as a direct result of J.P. Morgan’s breach of the terms of this Agreement, (ii) information that J.P. Morgan develops independently without using the Customer’s or Fund’s confidential information, (iii) information that J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to the Customer with respect to that information, or (iv) information that the Customer, on behalf of a Fund, has designated as non-confidential or consented to be disclosed.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of the Financial Asset, but does not include rights with respect to class action litigation or proxy voting.

“Counterparty” has the meaning set forth in Section 2.1(c).

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation, capital controls, currency restrictions or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Customer Indemnitees” means the Customer and its respective trustees, directors, officers, and employees.

“Dormant Account” has the meaning set forth in Section 2.1.(d).

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the Security itself or to the means by which a person’s claim to the Security is evidenced, including a Security certificate or a Security Entitlement. The term “Financial Asset” does not include cash.

“Financial Services Best Practices” means the standards, policies and practices applicable to companies in the financial services industry of comparable size and scope as J.P. Morgan.

“Force Majeure Event” has the meaning set forth in Section 7.2(b) of this Agreement.

“Instruction” means an instruction that has been verified in accordance with the Security Procedure or, if no Security Procedure is applicable, that J.P. Morgan believes in good faith and in satisfaction of J.P. Morgan’s Standard of Care to have been given by an Authorized Person.

“J.P. Morgan Affiliate” means an entity controlling, controlled by, or under common control with J.P. Morgan.

“J.P. Morgan Indemnitees” means J.P. Morgan, J.P. Morgan Affiliates that provide Services in connection with this Agreement, Subcustodians, and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s Standard of Care” has the meaning set forth in Section 7.1(a) of this Agreement.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on a party’s own income), or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, reasonable attorneys’, accountants’, consultants’ and experts’ fees and disbursements reasonably incurred and for the avoidance of doubt with respect to any Liabilities owed by the Customer, Liabilities shall also include any and all amounts owing to J.P. Morgan by the Customer’s counterparty in connection with collateral Accounts or control Accounts established at J.P. Morgan pursuant to the Customer’s Instruction) and outstanding from time to time; provided that, fees due in accordance with this Agreement that are subject to bona fide dispute shall not be considered Liabilities until the completion of a mutually agreed upon invoice dispute resolution process between J.P. Morgan and the Customer.

“Personal Information” or “PI” means any information that alone or in conjunction can be used to identify an individual or relates to an identifiable individual. Notwithstanding the foregoing “Personal Information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” has the meaning set forth in Section 2.1(a)(i).

“Securities Depository” means any securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities.

“Security Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Security Incident” means any confirmed, unauthorized or unlawful destruction, loss, alteration or disclosure of or access to a Fund’s or Customer’s Confidential Information that involves J.P. Morgan, a J.P. Morgan Affiliate or a Subcontractor in connection with the provisions of Services.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means the applicable security procedure to be followed by the Customer (and its Authorized Persons) upon the issuance of an instruction and/or by J.P. Morgan upon receipt of an instruction, so as to enable J.P. Morgan to verify that an instruction is authorized. The applicable Security Procedure for different types of instructions may be set forth in service level documentation in effect from time to time with respect to the Services set forth in this Agreement or in separate documentation, and may be updated by J.P. Morgan from time to time upon notice to the Customer. A Security Procedure may, without limitation, involve the use of User Codes, dual-factor authentication, telephone call backs, or third party utilities. For the avoidance of doubt, an authenticated SWIFT message issued in the name of the Customer through any third party utility that J.P. Morgan has approved as a utility through which Instructions may be provided hereunder shall be deemed to have been verified through a Security Procedure.

“Subcontractor” means any person, other than a J.P. Morgan Affiliate, to whom J.P. Morgan subcontracts the provision of any part of the Services. “Subcontractor” does not include any Subcustodian, Securities Depository or any entity referred to in Section 7.5 of this Agreement.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Financial Assets and act on its behalf in different jurisdictions and includes any Affiliated Subcustodian Bank. J.P. Morgan will make available to the Customer an up-to-date list of Subcustodians via J.P. Morgan’s website in accordance with Section 3.5 (Electronic Access). In no event will an entity that is a Securities Depository, whether or not acting in that capacity, be deemed to be a Subcustodian. For the avoidance of doubt, the transfer agent of a Financial Asset shall not be deemed to be a Subcustodian with respect to that Financial Asset.

“User Code” means a password digital certificate, identifier (including biometric identifier), security device, algorithm, encryption or other similar procedure used by the Customer or an Authorized Person to access J.P. Morgan’s systems, applications or products or to issue Instructions to J.P. Morgan.

(b)	Interpretation

(i)	Headings are for convenience of reference only and shall not in any way form part of or affect the construction or interpretation of any provision of this Agreement.

(ii)

Unless otherwise expressly stated to the contrary herein, references to Articles and Sections are to Articles and Sections of this Agreement and references to paragraphs are to paragraphs of the Sections in which they appear.

(iii)

Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa) use of the term “including” shall be deemed to mean “including but not limited to”, and references to appendices and numbered sections shall be to such addenda and provisions herein.

(iv)

Unless the context requires otherwise, any reference to a statute or a statutory provision shall include such statute or provision as from time to time modified to the extent such modification applies to any service provided hereunder. Any reference to a statute or a statutory provision shall also include any subordinate legislation made from time to time under that statute or provision.

(v)

The Schedules, Appendices and Annexes to the Agreement are incorporated herein by reference and form part of the Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement. If and to the extent that there is an inconsistency between the terms of the body of the Agreement and its Schedules, Appendices and Annexes, the terms of the body of the Agreement shall prevail unless expressly stated otherwise.

2.	WHAT J.P. MORGAN IS REQUIRED TO DO

2.1	Set Up Accounts

(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i)

one or more accounts in the name of the Customer on behalf of a particular Fund (or in another name requested by the Customer that is acceptable to J.P. Morgan) to which Financial Assets are or may be credited (each a “Securities Account”), which may be held by J.P. Morgan, a Subcustodian or a Securities Depository for J.P. Morgan on behalf of the Customer and a Fund, including as an Entitlement Holder; and

(ii)

one or more cash accounts in the name of the Customer on behalf of a particular Fund (each, a “Cash Account”) (or in another name requested by the Customer that is acceptable to J.P. Morgan) for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of the Customer and a Fund.

(b)	At the request of the Customer on behalf of a particular Fund, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement.

(c)

In the event that the Customer on behalf of a particular Fund requests the opening of any additional Account for the purpose of holding collateral pledged by the Customer on behalf of a particular Fund to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by the Customer on behalf of a particular Fund, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement.

(d)

Upon not less than thirty (30) days’ prior notice to the particular Customer on behalf of a Fund, J.P. Morgan may close any Account for which J.P. Morgan has not received any Instructions for at least one (1) year or which J.P. Morgan otherwise reasonably determines to be dormant (each a “Dormant Account”). Each Customer reserves the right to object to J.P. Morgan’s determination to close a Dormant Account and if an objection is raised by a Customer during such thirty day notice period, a Dormant Account will only be closed if mutually agreed upon by J.P. Morgan and a Customer. J.P. Morgan may, upon closure of a Dormant Account, move any Account Assets in that Account to another Account of the particular Customer on behalf of a Fund and, in the case of a cash payment, J.P. Morgan is authorized to enter into any foreign exchange transactions with the Customer needed to facilitate the payment, as contemplated by Section 2.14. For the avoidance of doubt, J.P. Morgan may not transfer Account Assets of a Fund or Customer to the Account of another Fund or Customer.

(e)

J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving (to the extent J.P. Morgan has not yet been provided with) such of the following documents as J.P. Morgan may require:

(i)	a certified copy of the Customer’s constitutional documents as in force at the time of receipt;

(ii) evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer’s board of directors, board of trustees or equivalent governing body);

(iii)

in cases where the Customer, on behalf of a particular Fund, designates an investment manager, evidence reasonably satisfactory to J.P. Morgan of that appointment as an Authorized Person and of the officers and employees of the investment manager authorized to act with respect to the relevant Account;

(iv)	information about the Customer’s or Fund’s financial condition, such as its audited and unaudited financial statements; and

(v)	in the case of any Account opened in a name other than that of the Customer, documentation with respect to that name similar to that set forth in paragraphs (i) – (iv).

(f)

For avoidance of doubt, J.P. Morgan shall treat all “Financial Assets” as “financial assets” as that term is used in the Uniform Commercial Code (“UCC”) and hold them in a “securities account” as that term is used in the UCC.

2.2 Deposit of Cash

(a)	Any cash in any currency received by or on behalf of J.P. Morgan for the account of a Fund of the Customer will be either:

(i)

deposited in one or more Cash Accounts at J.P. Morgan in New York or at one of its non-U.S. branch offices and will constitute a debt owing to the Customer or Fund, as applicable, by J.P. Morgan as banker, provided that (A) any cash so deposited with a non-U.S. branch office will be payable exclusively by that branch office in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any applicable currency restrictions, and (B) while J.P. Morgan is not required to pay or charge interest on any such Cash Account, J.P. Morgan may, from time to time, in its discretion, pay interest on any such Cash Account (or charge interest, if at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is negative) at a rate to be determined by J.P. Morgan; or

(ii)

deposited in an account maintained in the name of the Customer at the Subcustodian in the relevant market, in which case the deposit will constitute a debt owing to the Customer on behalf of a Fund by that Subcustodian as the Customer’s banker and not by J.P. Morgan, payable exclusively in the applicable currency at that Subcustodian; for the avoidance of doubt, cash held in that account will not be part of the Cash Account(s).

(b)

Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or a provisional credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will promptly notify the Customer of any such reversal.

2.3	Segregation and Registration of Assets; Nominee Name

(a)

J.P. Morgan will identify in its books that those Financial Assets credited to a Fund of the Customer’s Securities Account belong to that particular Fund of the Customer (except as may be otherwise agreed by J.P. Morgan and the Customer).

(b)

To the extent permitted by Applicable Law, J.P. Morgan will require each Subcustodian to identify in its own books and records that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, by means of differently titled accounts on the books of the Subcustodian or other equivalent measures that achieve the same level of protection so that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(c)	J.P. Morgan is authorized, in its discretion subject to Applicable Law to:

(i)

hold Financial Assets by physical possession of the share certificate or other instruments representing such Financial Assets to the extent such Financial Assets are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	hold Financial Assets in book entry form or deposit Financial Assets with any Securities Depository;

(iii)

hold Financial Assets in omnibus accounts which contain the Financial Assets of other customers of J.P. Morgan on a fungible basis and accept delivery into such omnibus accounts of Financial Assets of the same class and denomination as those deposited by the Customer, on behalf of a Fund; provided however, that such omnibus accounts will not contain any proprietary assets of J.P. Morgan; and further provided that to the extent that J. P. Morgan or any of its Subcustodians holds securities constituting the Customer’s or a Fund’s assets in an omnibus account that is identified as belonging to J. P. Morgan for the benefit of its customers, the records of J. P. Morgan shall identify which of such securities constitute a Customer’s or Fund’s assets;

(iv)

register in the name of the particular Fund of the Customer, J.P. Morgan, a Subcustodian, a Securities Depository or their respective nominees, such Financial Assets as are customarily held in registered form; provided that J.P. Morgan shall, on an ongoing basis, provide accurate information to the Customer and such other persons as the Customer may designate with respect to the registration or location of the Customer’s or a Fund’s Financial Assets; and

(v)	decline to accept any asset or property which it deems to be unsuitable or inconsistent with its custodial operations. J.P. Morgan will promptly notify the Customer if it declines to accept any asset or property which it deems to be unsuitable or inconsistent with its custodial operations and the reasons for such decline.

(d)

For the avoidance of doubt, unless J.P. Morgan has provided prior written approval, the Customer may not instruct a third party to register any Financial Asset in the name of J.P. Morgan, a Subcustodian, a Securities Depository or any of their respective nominees. The Customer agrees that any Financial Asset registered in the name of J.P. Morgan, a Subcustodian, a Securities Depository or any of their respective nominees without J.P. Morgan’s authorization shall not be considered to be held in custody under this Agreement. In addition, to the extent that the use of nominee names is not permitted by Applicable Law, foreign securities shall not be registered in a nominee name, and a Customer on behalf of a Fund shall not have any obligation to hold harmless any such nominee where such use of a nominee is not permitted by Applicable Law.

2.4	Settlement of Transactions

(a)

Subject to Section 3 and Section 4.2, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement of transactions will be conducted in accordance with prevailing standards of the market in which the transaction occurs. If it is not possible to settle the transaction in accordance with any Instruction, J.P. Morgan will promptly notify the Customer. Without limiting the generality of the foregoing, the Customer authorizes J.P. Morgan to deliver Financial Assets or cash payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and the Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by the Customer or Fund. If the Customer’s or Fund’s counterparty (or other appropriate party) fails to deliver the expected consideration as agreed, J.P. Morgan will, upon Customer’s written request, attempt to contact the counterparty to seek settlement at the direction of the Customer and will promptly notify the Customer of such failure. For purposes of the foregoing, Customer shall provide J.P. Morgan with all relevant information, as required by J.P. Morgan, to contact such counterparty. If the Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will promptly provide information reasonably requested by the Customer that J.P. Morgan has in its possession to allow the Customer to enforce its rights against the Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action, unless there are any requirements imposed on J.P. Morgan under Applicable Law to take such actions.

(b)

Except to the extent J.P. Morgan and the Customer have agreed to treat settlement of a transaction under the contractual settlement date accounting basis set forth in Section 2.5, J.P. Morgan will post such transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and settled by J.P. Morgan.

(c)	J.P. Morgan reserves the right to reverse any transactions that are credited to the Accounts due to mis-postings, errors and other similar actions.

2.5	Contractual Settlement Date Accounting

(a)

In cases where J.P. Morgan and the Customer agree to do so, and subject to the other provisions of this Section 2.5, J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement for those Financial Assets and transactions as to which J.P. Morgan customarily offers contractual settlement date accounting.

(i)	Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and post the Securities Account as pending delivery of the relevant Financial Assets.

(ii)

Purchases: On the settlement date for a purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and will then post the Securities Account as awaiting receipt of the expected Financial Assets. The Customer, on behalf of a Fund, will not be entitled to the delivery of Financial Assets until J.P. Morgan or a Subcustodian actually receives them.

(b)

J.P. Morgan may reverse any book entries made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon notice to the Customer if J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer, on behalf of a Fund, will be responsible for any Liabilities resulting from such reversal unless such Liabilities were caused by J.P. Morgan’s breach of J.P. Morgan’s Standard of Care. The Customer, on behalf of a Fund, acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans of cash and/or Financial Assets to the Customer, on behalf of a Fund.

(c)

J.P. Morgan shall make available on its web site a list of the markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from the contractual settlement date accounting service upon notice to the Customer that is reasonable in the circumstances. Additionally, J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons, either for individual Financial Assets, types of Financial Assets, counterparties or markets, or overall.

2.6	Income Collection (AutoCredit®)

(a)

J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets held in the Securities Account, and will promptly notify the Customer of such information as it relates to a particular Fund.

(b)

Except in cases where J.P. Morgan agrees to offer the AutoCredit service described in paragraph (c) of this Section 2.6, J.P. Morgan shall not be required to credit income on Financial Assets, net of any taxes withheld by J.P. Morgan or any third party, prior to actual receipt and reconciliation by J.P. Morgan.

(c)

In cases where J.P. Morgan agrees to provide the following service, J.P. Morgan will credit the Cash Account with the anticipated income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (such service hereinafter defined as “AutoCredit”) for those Financial Assets and/or markets for which J.P. Morgan customarily offers an AutoCredit service. J.P. Morgan may reverse AutoCredit credits upon notice to the particular Fund of the Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonably prompt period of time or the credit was incorrect, J.P. Morgan shall, upon request, promptly provide the Customer with relevant information related to any such reversal of credits. J.P. Morgan shall make available on its web site a list of the markets for which it provides AutoCredit. J.P. Morgan may add markets to or remove markets from the AutoCredit service upon notice to the Customer that is reasonable in the circumstances. Additionally, J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons, either for individual Financial Assets, types of Financial Assets, counterparties or markets, or overall.

(d)

J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and promptly notify the Customer on behalf of a particular Fund if any amount payable with respect to portfolio securities or other asset of a Fund is not received by J.P. Morgan when due; however, neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action, unless there are express requirements to such effect imposed on J.P. Morgan under Applicable Law.

2.7	Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)

present all Financial Assets for which J.P. Morgan has received written notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of the particular Fund of the Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)

In the event that, as a result of holding Financial Assets in an omnibus account, a Fund of the Customer receives fractional interests in Financial Assets arising out of a corporate action or class action litigation, J.P. Morgan will credit such Fund of the Customer with the amount of cash of such Fund of the Customer would have received, as reasonably determined by J.P. Morgan, had the Financial Assets not been held in an omnibus account, and such Fund of the Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)

If some, but not all, of an outstanding class of Financial Assets is called for redemption, J.P. Morgan will allot the amount redeemed among J.P. Morgan’s global custody customers who are the respective beneficial holders of such a class of Financial Assets in a manner that J.P. Morgan deems to be fair and equitable in line with market practice.

2.8	Corporate Actions

(a)

J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which J.P. Morgan subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that reflect the material points concerning the applicable Corporate Action) to the Customer or its Authorized Person. To the extent a Corporate Action requires an election from the Customer, such notice will clearly identify the timeframe in which the Customer shall provide Instructions in relation to such Corporate Action.

(b)

J.P. Morgan will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action within the timeframe set out in the notification J.P. Morgan provided under Section 2.8(a) with respect to such Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and the Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.8(a) with respect to that Corporate Action. Notwithstanding and in no way limiting the above, if the Customer fails to provide J.P. Morgan with Instructions with respect to any Corporate Action within the timeframe set out in the notification J.P. Morgan provides under Section

2.8(a), upon written request of the Customer, (such written request to be sent to J.P. Morgan separately and in addition to the relevant late Instructions), J.P. Morgan shall use commercially reasonable efforts to act on Instructions received after the deadline set by J.P. Morgan as set out in such notification but before the deadline set by the Securities Depository to the extent circumstances permit, provided however that J.P. Morgan shall in no event be held liable for failure to act on such Instructions.

2.9	Security Class Action Settlements

Any notices received by J.P. Morgan’s corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to the particular Fund of the Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that the particular Fund of the Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of a Fund of the Customer in respect to such notifications except as otherwise agreed in writing between the Customer on behalf of a Fund and J.P. Morgan. The services set forth in this Section 2.9 are available only in certain markets, details of which are available from J.P. Morgan on request.

2.10	Proxies

(a)

With respect to U.S. Financial Assets and, in cases where the Customer, on behalf of the Fund, elects to subscribe to the service described in this Section 2.10, other Financial Assets, J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer on behalf of a Fund of such information and, subject to Section 2.10(c), act in accordance with the Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)

The Proxy Voting Service is available only in certain markets and for certain types of Financial Assets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrollment form as well as all documentation that may be required for certain markets.

(c)

The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)

The Customer, on behalf of each Fund, acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, pledged to a Counterparty, or otherwise in a manner which affects voting;

(iv)	local law or market practices, or restrictions by the issuer; and

(v)

J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a uniform basis (i.e., a “yes” or “no” vote for the total position based on net voting instructions received from all its customers). Where this is the case, J.P. Morgan will promptly notify the Customer.

2.11	Statements of Account

(a)

J.P. Morgan will provide the Customer on behalf of a Fund with electronic access to Account information (the “Information”) that will enable the Customer to generate or receive reports and statements of account for each Account and to identify Account Assets as well as Account transactions. The Customer will review the Information and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) the Customer’s inability to access any such Information. The Customer will provide J.P. Morgan such notice within a reasonable time after (x) the Information is made available to the Customer or (y) the Customer discovers that it is unable to access the Information, as the case may be.

(b)

The Customer acknowledges that Information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any Liabilities arising out of any such information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

2.12	Access to J.P. Morgan’s Records

(a)

J.P. Morgan will, upon reasonable written advance notice, allow the Customer (the Customer’s auditors, regulatory officials and independent public accountants and/or other designated representatives of the Customer if required for their examination of books and records pertaining to the Customer’s affairs) reasonable access during regular business hours to the records of J.P. Morgan relating to the Accounts. Subject to restrictions under the relevant local law, J.P. Morgan shall direct any Subcustodian to permit the Customer and its auditors and independent public accountants and/or other designated representatives of the Customer, reasonable access to the Subcustodian’s records of Financial Assets held in the Securities Account as may be required in connection with such examination.

(b)

The Customer, on behalf of a Fund, shall reimburse J.P. Morgan and its Subcustodians for the reasonable cost of copying, collating and researching archived information as may be mutually agreed from time to time.

(c)

During the performance of this Agreement and for any period as required by Applicable Law after the completion of this Agreement , J.P. Morgan will maintain complete, accurate and auditable records pertaining to this Agreement, including all books and records which J.P. Morgan is required to maintain pursuant to Applicable Law. All such books and records maintained by J.P. Morgan shall be maintained in a form acceptable under Applicable Law as it applies to J.P. Morgan in its capacity as provider of the Services. Subject to Section 2.12(b), during the term of this Agreement and for a period of at least three (3) years after the termination of this Agreement, J.P. Morgan will, upon reasonable written notice, allow the Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts.

(d)

Within 30 days of receiving the Customer’s request and at least annually, J.P. Morgan will send to the Customer (i) all reports J.P. Morgan receives from Securities Depositories concerning their systems of internal accounting control, and (ii) a copy of J.P. Morgan’s Service Organizational Control (SOC) 1 reports (or any successor reports) prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16. In addition, from time to time as requested, J.P. Morgan will furnish a Customer a “gap” or “bridge” letter that will address any material changes that might have occurred in J.P. Morgan’s controls covered in the SOC Report from the end of the SOC Report period through a specified requested date.

(e)

If, as a result of a review of J.P. Morgan’s records pertaining to the Accounts and the Services, a party believes the Customer or a Fund has been overcharged or undercharged for a Service, such party shall notify the other and request a joint review of the relevant records, to determine whether an overcharge or undercharge has occurred, its extent and agree on a reconciliation plan which may, but is not required to and will not necessarily, include a credit against future charges.

2.13	Maintenance of Financial Assets at Subcustodian Locations

(a)

Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are located. J.P. Morgan shall post on its website from time to time a list of the countries and jurisdictions for which it supports custody services; J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those on the list. J.P. Morgan shall not use a Subcustodian to hold U.S. domestic Financial Assets which are held through the Depository Trust Company or the Federal Reserve System unless specifically instructed by the Customer.

(b)

J.P. Morgan reserves the right to restrict the Customer’s access to the services J.P. Morgan provides in, and the Liabilities it incurs with respect to, certain markets that are deemed by J.P. Morgan to be restricted markets from time to time. J.P. Morgan shall make available on its web site a list of markets that are restricted. A summary of current related restrictions on services and Liabilities relating to restricted markets, is set forth in Schedule A—J.P. Morgan Investor Services Global Custody Restricted Market Limitations. J.P. Morgan may update Schedule A from time to time upon notice to the Customer on behalf of a Fund.

2.14	Foreign Exchange Transactions

To facilitate the administration of the trading and investment activity of a Customer on behalf of a Fund, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts as principal with the Customer on behalf of a Fund or an Authorized Person, and may also provide foreign exchange contracts and facilities through J.P. Morgan Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts and facilities, but J.P. Morgan may establish rules or limitations concerning any foreign exchange contract or facility made available. In all cases where J.P. Morgan or J.P. Morgan Affiliates or Subcustodians enter into foreign exchange contracts or facilities with the Customer on behalf of a Fund, J.P. Morgan will not be executing or otherwise placing any foreign exchange transaction as the Customer’s agent, and such transactions will be governed by the terms and conditions of such foreign exchange contracts or facilities (as the case may be). Such foreign exchange contracts and facilities shall not be deemed as part of the custodial, settlement or associated services under this Agreement. With respect to a Customer’s or a Fund’s foreign exchange contracts or facilities with J.P. Morgan, J.P. Morgan will be acting on a principal basis as a Customer’s or Fund’s counterparty, as applicable, on such foreign exchange contracts or facilities (as the case may be).

2.15	Assets Not Controlled by J.P. Morgan

(a)

J.P. Morgan will not be obliged to (i) hold Financial Assets with any person not agreed to by J.P. Morgan or (ii) register or record Financial Assets in the name of any person other than a Customer, the Fund, J.P. Morgan, a Subcustodian, or their respective nominee or (iii) register or record Financial Assets in the name of J.P. Morgan or its nominee if J.P. Morgan concludes such Financial Assets cannot be operationally supported or (iv) register or record on J.P. Morgan’s records Financial Assets or cash held outside of J.P. Morgan’s control. If, however, the Customer, on behalf of a Fund, makes any such request and J.P. Morgan agrees to the request, the consequences of doing so will be at the Customer’s own risk. J.P. Morgan shall not be responsible for the control of any such Financial Asset or cash, for verifying the Customer’s initial or ongoing ownership of any such Financial Asset or cash or for income collection, proxy voting, class action litigation or Corporate Action notification and processing with respect to any such Financial Asset. Any transaction relating to the settlement of the purchase or sale of any such Financial Asset shall be treated for purposes of this Agreement as a cash only movement.

(b)

From time to time, at the Customer’s request, J.P. Morgan may agree to hold in its vault on the Customer’s behalf documentation relating to Financial Assets not held in J.P. Morgan’s control. Notwithstanding anything in this Agreement to the contrary, J.P. Morgan shall not be responsible for reviewing this documentation for any purpose, including authenticity, sufficiency or relevance to the Financial Asset to which it purports to relate.

2.16	Change Requests

(a)

If either party wishes to propose any amendment or modification to, or variation of, J.P. Morgan’s services contemplated by this Agreement including the scope or details of the services (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the other party, specifying in as much detail as is reasonably practicable the nature of the Change. A Change Request and any related changes to the fees, also may be submitted to document a Change that was previously agreed to or performed by J.P. Morgan. For the avoidance of doubt, changes to the services or to how J.P. Morgan provides the services which are applicable to J.P. Morgan’s client base in general (and not related to the Customer in particular), are not deemed a Change Request under the Agreement and shall not be subject to the Change Request process.

(b)

Promptly following the receipt of a Change Request, the parties shall agree in writing whether to implement the Change Request, whether implementation of the Change Request should result in a modification of the fees contemplated by Section 4.1, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request. If J.P. Morgan submits a Change Request and if such Change Request results in additional costs to a Customer or Fund, the parties shall agree in writing whether implementation of such Change Request should result in a fee credit or reimbursement for such reasonable costs or expenses affecting a Customer or Fund.

(c)

If a change to Applicable Law requires a Change, the parties shall follow the processes set forth in this Section to initiate a Change Request. If the change in Applicable Law results in a Change, or an increase in J.P. Morgan’s costs or risk associated with provision of its services contemplated by this Agreement, J.P. Morgan shall, following consultation with the Customer and mutual agreement on any fee modification (such agreement not to be unreasonably withheld by the Customer), be entitled to an appropriately reasonable and proportionate increase in the fees contemplated by Section 4.1. J.P. Morgan shall bear its own costs with respect to implementing a Change Request based upon a change in Applicable Law except that:

(i)

If mutually agreed upon by the parties in writing, J.P. Morgan may charge the Customer, on behalf of a Fund, for any reasonable and necessary changes to software that have been developed or customized for the Customer, on behalf of a Fund; and

(ii)

If mutually agreed to by Customer and J.P. Morgan (such agreement not to be unreasonably withheld by the Customer), J.P. Morgan shall be entitled to charge the Customer, on behalf of a Fund, for any Changes required as a result of the change in

Applicable Law affecting the Customer, on behalf of a Fund, in a materially different way than it affects J.P. Morgan’s other customers, or which the Customer, on behalf of a Fund, wishes J.P. Morgan to implement in a way different from what J.P. Morgan reasonably intends to implement for its other customers.

2.17	Additional Customers and Funds

The parties agree that subject to the terms of this Agreement (including for the avoidance of doubt this Section 2.17) additional entities may become party to this Agreement by such additional entities signing a joinder to this Agreement in the form set forth in Annex C.

2.18	Compliance with Laws and Regulations

(a)

J.P. Morgan will (A) review and comply with Applicable Law in the United States and any other laws, rules and regulations of governmental authorities having jurisdiction over J.P. Morgan as a service provider to the Customer with respect to the provision of the Services and (B) perform those Services in a manner compliant with Applicable Law applicable to the provision of those Services.

(b)

J.P. Morgan shall obtain and maintain all necessary approvals, licenses, consents, permits or authorizations of any person or entity, or any notice to any person or entity, the granting of which is required by Applicable Law applicable to J.P. Morgan for the provision of the Services.

(c)

J.P. Morgan shall promptly notify the Customer of any change in Applicable Law of which it determines will have a material impact on the provision of the services or the performance of J.P. Morgan’s obligations under this Agreement.

(d)

Customer shall comply with Applicable Law in which the Customer conducts business, to the extent that compliance with such Applicable Law is relevant to the provision or receipt of the Services or the marketing of the Customers or the Funds.

(e)

If J.P. Morgan becomes aware that J.P. Morgan or a Subcontractor has committed a violation of any Applicable Law in the course of performing the Services or J.P. Morgan’s other obligations under this Agreement which has materially impacted the Customer or a Fund or J.P. Morgan’s ability to deliver the Services, J.P. Morgan will promptly notify the Customer in writing and use reasonable efforts to cure such non-compliance.

2.19	Personnel

(a)

J.P. Morgan will use personnel that are appropriately qualified and experienced with respect to the provision of the Services. J.P. Morgan’s personnel shall comply with the Customer’s policies at times when they are on the Customer’s premises or accessing the Customer’s systems, to the extent that the Customer advises the relevant personnel of those policies. The Customer shall cause each Authorized Person to comply with applicable J.P. Morgan policies while on J.P. Morgan premises or accessing J.P. Morgan systems.

(b)

J.P. Morgan will maintain as part of its standard hiring practices a requirement to perform background checks with respect to J.P. Morgan personnel and for its Subcontractors to perform background checks. J.P. Morgan will conduct adequate background screenings based on applicable regulatory requirements on all J.P. Morgan personnel and contract workers who will provide Services to the Customer or the Funds to ensure that (i) any J.P. Morgan personnel or contract workers have not been convicted of any criminal offense involving dishonesty, breach of trust or money laundering, and have not agreed to enter into a pre-trial diversion or similar program in connection with a prosecution for such offense, and (ii) J.P. Morgan has conducted drug screening on all J.P. Morgan personnel and contract workers who will provide Services to the Customer or the Funds or will conduct subsequent screening if there is a reasonable basis to believe such J.P. Morgan personnel or contract worker has a recurring drug abuse or dependency issue. J.P. Morgan or its Subcontractors will conduct pre-employment screenings of all new J.P. Morgan personnel and contract workers who will provide Services to the Customer or the Funds in a manner consistent with J.P. Morgan’s pre-employment screening policies and procedures.

3.	INSTRUCTIONS

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)

The Customer, on behalf of a Fund, authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. The Customer is solely responsible for the accuracy and completeness of Instructions, their proper delivery to J.P. Morgan, for updating Instructions as may be necessary to ensure their continued accuracy and completeness, and for monitoring their status. J.P. Morgan will not be responsible for any Liabilities resulting from the Customer’s failure to perform these responsibilities. The Customer, on behalf of a Fund, will indemnify the J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the J.P. Morgan Indemnitees as a result of any action or omission taken by J.P. Morgan in accordance with any Instruction, except to the extent that such Liabilities are caused by the fraud, bad faith negligence or willful misconduct of a J.P. Morgan Indemnitee in the manner in which it carries out the Instruction.

(b)

To the extent possible, Instructions to J.P. Morgan shall be sent via an encrypted, electronic means using technology consistent with industry standards, or a trade information system acceptable to J.P. Morgan.

(c)

J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may reasonably decline to act upon an Instruction if it does not receive missing information, clarification or confirmation satisfactory to it but J.P. Morgan shall promptly notify the Customer of its decision not to act upon an Instruction, which notification may be in the form of a rejection automatically generated by the relevant systems. J.P. Morgan will not be liable for any Liabilities arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive such missing information, clarification, or confirmation satisfactory to it provided J.P. Morgan acted in accordance with J.P. Morgan’s Standard of Care.

3.2	Verification and Security Procedures

(a)	J.P. Morgan and the Customer, on behalf of a Fund, shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions.

(b)

The Customer, on behalf of a Fund, acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, Instructions. The Customer, on behalf of a Fund, shall promptly notify J.P. Morgan if it does not believe that any relevant Security Procedure is commercially reasonable, and its adherence to any Security Procedure without objection constitutes its agreement that it has determined the Security Procedure to be commercially reasonable.

(c)	The Customer, on behalf of a Fund, and its Authorized Persons are solely responsible for ensuring that the User Codes are reasonably safeguarded and known to and used by only the respective Authorized Persons to whom such User Codes apply. If (i) the User Codes are (or the Customer or its relevant Authorized Person reasonably believes that the User Codes may be) lost, stolen, damaged, altered, unduly disclosed, or compromised, (ii) the Customer’s or any Authorized Persons’ access to J.P. Morgan’s systems, applications or products, or any third party messaging platform through which the Instructions are transmitted, is revoked or suspended, or (iii) the Customer or an Authorized Person reasonably suspects any technical or security failure relating to any systems, applications or products of J.P. Morgan or any third party messaging platform through which the Instructions are transmitted, the Customer shall immediately cease using such system, application, product or platform and promptly notify J.P. Morgan.

3.3	Instructions Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions that it reasonably believes are contrary to Applicable Law, regulation or market practice and will not be responsible for any Liabilities resulting from not acting upon such Instruction. J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event that J.P. Morgan does not act upon such Instructions, J.P. Morgan will promptly, to the extent permitted by Applicable Law, notify the Customer of its concerns and allow the Customer an opportunity to give a valid Instruction.

3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to the Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested only if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after the day on which the Instruction was received. If an Instruction is not processed on the day it was received by J.P. Morgan, J.P. Morgan will notify the Customer on the next business day whether the Instruction can be processed or if a new Instruction from the Customer needs to be submitted to J.P. Morgan.

3.5	Electronic Access and Cybersecurity

(a)

Access by the Customer to certain systems, applications or products of J.P. Morgan shall be governed by this Agreement and the terms and conditions set forth in Annex A Electronic Access. The Customer and its Authorized Persons shall use User Codes to access J.P. Morgan’s systems, applications or products unless otherwise agreed by J.P. Morgan.

(b)

J.P. Morgan will implement and maintain a written information security program, in compliance with all applicable foreign, federal, state and local laws and regulations (including any similar international laws) applicable to J.P. Morgan as a service provider to the Customer, that contains reasonable and appropriate security measures designed to safeguard the Confidential Information (including Personal Information of the Customers’ shareholders, employees, directors, trustees and/or officers) that J.P. Morgan, J.P. Morgan Affiliates or a Subcustodian receives, stores, maintains, processes, transmits or otherwise accesses in connection with the provision of services hereunder. In this regard, J.P. Morgan will establish and maintain policies, procedures, and technical, physical, and administrative safeguards consistent with Financial Services Best Practices, designed to (i) protect the security and confidentiality of all Confidential Information (including Personal Information) that J. P. Morgan receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder, (ii) protect against any reasonably foreseeable threats or hazards to the security or integrity of Confidential Information (including Personal Information), (iii) protect against unauthorized access to or use of Confidential Information

(including Personal Information), (iv) maintain reasonable procedures to detect and respond to any internal or external security breaches; (v) implement procedures to provide for the appropriate deletion or disposal of Confidential Information (including Personal Information) where operationally feasible and unless laws and regulations applicable to J.P. Morgan require a longer retention period and (vi) encrypt in transit and at rest Confidential Information. J.P. Morgan may in its discretion provide training or information on best practices to the Customer from time to time but in so doing it will not be considered a consultant or advisor with respect to cybersecurity.

(c)

J.P. Morgan will monitor and review its information security program and revise it, as necessary and in its sole discretion, to ensure it appropriately addresses any reasonably foreseeable and applicable legal and regulatory requirements. J.P. Morgan shall periodically test and audit its information security program. If J.P. Morgan accesses a Customer’s computer system, J.P. Morgan agrees to provide such information security as is commercially and reasonably necessary to prevent the unauthorized use or disruption of a Customer’s computer system.

(d)

J.P. Morgan shall respond to a Customer’s reasonable requests for information concerning J.P. Morgan’s information security program and, upon request, J.P. Morgan will provide a high-level summary of its applicable policies and procedures, or summaries thereof, to a Customer, to the extent it is able to do so without divulging sensitive, proprietary, or J.P. Morgan’s confidential information. Upon reasonable request, J.P. Morgan shall discuss with a Customer the information security program of J.P. Morgan and/or provide a high-level presentation summarizing such program. J.P. Morgan also agrees, when requested (such request not to occur more often than once every two (2) years), to complete any security questionnaire provided by a Customer and return it in a commercially reasonable period of time. The Customer, on behalf of a Fund, acknowledges that certain information provided by J.P. Morgan, including internal policies and procedures, may be proprietary to J.P. Morgan, and agrees to protect the confidentiality of all such materials it receives from J.P. Morgan under the terms of this agreement. J.P. Morgan agrees to (i) resolve any applicable control deficiencies that do not meet the standards established by federal and state privacy and data security laws, rules, regulations related to J.P. Morgan’s information security program, and (ii) to discuss with Customer any applicable control deficiencies that do not meet industry standards related to J.P. Morgan’s information security program, in either case as identified through the completion of the questionnaire or otherwise.

(e)

J.P. Morgan shall notify Customer without undue delay in the event that J.P. Morgan confirms a Security Incident and shall provide details regarding a Security Incident, unless otherwise prohibited by Applicable Law or otherwise instructed by a law enforcement or supervisory authority. J.P. Morgan will take reasonable steps to mitigate the effects of the Security Incident and reasonably cooperate with Customer in investigating the Security Incident.

(f)	This provision will survive termination or expiration of the Agreement in accordance with Section 6.9(f).

(g)	Each of the Customer and J.P. Morgan will be responsible for the obtaining, proper functioning, maintenance and security of its own services, software, connectivity and other equipment.

(h)

The Customer, on behalf of a Fund, will maintain written cybersecurity policies and procedures which implement commercially reasonable administrative, technical, and physical safeguards that are aligned with industry security standards and that, among other things, protect against anticipated threats or hazards to the security or integrity of their respective systems and data. Such cybersecurity policies and procedures shall require that Confidential Information be encrypted in transit and at rest.

3.6	Recording of Telephone Communications

Either party may record any of their telephone communications.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1	Fees and Expenses

The Customer, on behalf of a Fund, will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon by the parties in writing from time to time, together with J.P. Morgan’s reasonable out-of-pocket expenses or incidental expenses, including, reasonable legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers or their agents. J.P. Morgan also reserves the right to charge a reasonable account maintenance fee for any Dormant Account subject to a mutual agreement between a Customer and J.P. Morgan or upon notice to the Customer’s notice address under this Agreement, if J.P. Morgan is unable to reach the Customer otherwise. Upon request by the Customer, J.P. Morgan shall provide the Customer with receipts, invoices or other appropriate written evidence reasonably satisfactory to the Customer confirming any expense for which payment or reimbursement is being sought under this Section, upon request by the Customer. Invoices will be payable within sixty (60) days following receipt of the invoice by the Customer. If the Customer, on behalf of a Fund, disputes an invoice, it shall nevertheless pay, on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan may deduct amounts invoiced from the Cash Account except such portion of the invoice that the Customer has objected to in writing within sixty (60) days of the date of invoice (or such other period as the parties may agree in writing). Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts except such portion of the invoice that the Customer has objected to within sixty (60) days following the receipt of the invoice (or such other period as the parties may agree in writing). Unless expressly specified in this Agreement, any price or cost that J.P. Morgan may charge as the Customer’s counterparty in the event J.P. Morgan enters into a principal transaction with the Customer are not treated as fees which must be agreed under this Agreement.

4.2	Overdrafts

If a debit to any currency in the Cash Account results or would result in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Customer or a Fund, as applicable, and any remedy is to that particular Customer or Fund, as applicable, payable either on demand or automatically upon the occurrence of any event with respect to the Customer that is specified in either section 9.2(a)(ii) of this Agreement or section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time. Any such advance will bear interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or refusal to settle any transaction for which the Customer does not have sufficient available funds in the applicable currency in the Account. The Customer acknowledges that any advance made under this Agreement is intended to be treated as a “securities contract” for purposes of the U.S. Bankruptcy Code to the maximum extent permitted by that Code, as amended from time to time.

4.3	J.P. Morgan’s Right Over Account Assets; Set-off

(a)

Without prejudice to J.P. Morgan’s rights under Applicable Law and subject to Section 10.8 below, J.P. Morgan shall have, and the Customer, on behalf of a Fund, grants to J.P. Morgan, a first priority, perfected and continuing security interest in and a lien on all cash, Financial Assets and any other property of every kind that are credited to the Account or otherwise held for the Customer, on behalf of a Fund, by J.P. Morgan (“Account Assets”) as security for any and all Liabilities of the Customer, on behalf of a Fund, to J.P. Morgan under this Agreement. J.P. Morgan will be entitled to all rights and remedies available to a secured party under Applicable Law with respect to the Account Assets, including to withhold delivery of such Account Assets and, during such period, no part of any cash credited to a Cash Account or Securities in the Securities Account may be assigned or otherwise disposed of or encumbered by the Customer, on behalf of a Fund, unless all Liabilities of the Customer, on behalf of a Fund, have been duly paid or discharged in full and, with two (2) business days’ prior notice (to the extent practicable) to the Customer and an opportunity during such two day period for the Customer to satisfy such Liabilities, sell or otherwise realize any of such Account Assets and apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities. Provided, however, that J.P. Morgan shall not be obligated to provide such prior notice if J.P. Morgan, in its reasonable business judgment, determines that, due to market conditions or other special circumstances, a delay would be likely to materially prejudice its ability to recover the Liabilities. During any such notice period, J.P. Morgan will, at Customer’s request, consult with Customer regarding the selection of Account Assets to be sold to satisfy the Liabilities, provided that after consultation with the Customer, J.P. Morgan retains the right to select the Account Assets to be sold to satisfy the Liabilities, and J.P. Morgan shall not be required to consult with the Customer if in its reasonable business judgment, J.P. Morgan determines that, due to market conditions or other special circumstances, such consultation would be likely to materially prejudice its ability to recover the Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of the relevant currencies. J.P. Morgan agrees that this provision applies to each applicable Customer or Fund separately, and that under Applicable Law, J.P. Morgan may not exercise such rights against the assets of any Customer or Fund to satisfy the Liabilities of another Customer or Fund.

(b)

Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any Liabilities of the Fund or a Customer owed to J.P. Morgan under this Agreement, any amount in any currency (i) standing to the credit of any of the Customer’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any J.P. Morgan Affiliate and/or (ii) owed to the Customer by any J.P. Morgan branch or office or by any J.P. Morgan Affiliate. For this purpose, J.P. Morgan and any J.P. Morgan Affiliate shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies. J.P. Morgan shall provide reasonable notification (to the extent practicable) to the Customer of any such acceleration. J.P. Morgan agrees to, to the extent practicable, use reasonable efforts to seek repayment of such Liabilities and to consult with the Customer prior to exercising its set-off rights, provided however that J.P. Morgan’s failure to do so shall not impair or affect J.P. Morgan’s set-off rights under this Agreement in any way. For the avoidance of doubt, nothing in this section shall require J.P. Morgan to take any formal action against the Customer prior to exercising its set-off rights. J.P. Morgan agrees that this provision applies to each applicable Customer or Fund separately, and that under Applicable Law, J.P. Morgan may not exercise such rights against the accounts of any Customer or Fund to satisfy the Liabilities of another Customer or Fund.

5.	SUBCUSTODIANS AND SECURITIES DEPOSITORIES

5.1	Appointment of Subcustodians; Use of Securities Depositories

(a)

J.P. Morgan is authorized under this Agreement to act through and hold the Customer’s or Fund’s Financial Assets with Subcustodians. A list of the Subcustodians shall be made available to the Customer via J.P. Morgan’s web site (currently, https://jpmm-internal.jpmchase.net/#investor_services.market_intelligence or a different link as to which J.P. Morgan will notify the Customer) which will identify the name, address and principal place of business of any Subcustodian. J.P. Morgan may modify the list of Subcustodians from time to time upon notice to the Customer. In addition, J.P. Morgan and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in any Securities Depository on such terms as such Securities Depository customarily operates, and the Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository. On the basis of such terms, a Securities Depository may have a security interest or lien over, or right of set-off in relation to the Financial Assets.

(b)

Any agreement that J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers’ assets will provide (i) that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and (ii) that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration, unless in each case required otherwise by Applicable Law in the relevant market. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against the Customer’s assets. Where a Subcustodian deposits Financial Assets with a Securities Depository, J.P. Morgan will direct the Subcustodian to identify on its records that the Financial Assets deposited by the Subcustodian at such Securities Depository belong to J.P. Morgan, as agent of the Customer on behalf of a Fund. Subject to Applicable Law, J.P. Morgan shall notify the Customer in writing if J.P. Morgan is notified by any Subcustodian that such Subcustodian has received notice of any claim against the assets of the Customer held hereunder.

(c)

J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan shall notify Customer promptly of any such action, which will be advance notice if practicable. Upon request by the Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.2	Liability for Subcustodians and Securities Depositories

(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for direct Liabilities incurred by the Customer that result from:

(i)

the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud, bad faith, willful misconduct or negligence of such Subcustodian in the provision of custodial services by it. For purposes of determining the Subcustodian’s negligence in the provision of custodial services, established market practices and laws prevailing in the relevant market at the time of the action or omission shall be taken into account; or

(ii)	the insolvency of any Affiliated Subcustodian Bank.

(b)

J.P. Morgan will satisfy J.P. Morgan’s Standard of Care in the selection, monitoring and continued appointment of Subcustodians. Subject to J.P. Morgan’s duty in the foregoing sentence and J.P. Morgan’s duty to satisfy J.P. Morgan’s Standard of Care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by the Customer, on behalf of a Fund that result from the insolvency of any Subcustodian which is not a branch of J.P. Morgan or an Affiliated Subcustodian Bank.

(c)

J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any Liabilities arising out of any act or omission by (or the insolvency of) any Securities Depository. In the event the Customer, on behalf of a Fund, incurs any Liabilities due to an act or omission, negligence, willful misconduct, fraud or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

6.	ADDITIONAL PROVISIONS

6.1	Representations of the Customer and J.P. Morgan

(a)

The Customer, on behalf of a Fund, represents, warrants and covenants that (i) it has full authority and power, and has obtained all necessary authorizations and consents (including from the Customer’s underlying clients, if applicable), to deposit and control the Account Assets, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, to incur overdrafts, to grant a lien over Account Assets as contemplated by Section 4.3 and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Customer’s legal, valid and binding obligation, enforceable against the Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) there is no material administrative, civil or criminal proceeding pending or, to the knowledge of the Customer, threatened against the Customer; (iv) except for the representations outlined in Section 6.1.(b) below, it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (v) it is a resident of the place identified in Annex B and shall notify J.P. Morgan of any changes in residency; (vi) the Financial Assets and cash deposited in the Accounts (other than those assets (A) pledged to a Counterparty pursuant to Section 2.1(c) or (B) held in Accounts established pursuant to certain account control agreements among the Customer, J.P. Morgan and secured party named therein, (A) and (B) collectively referred to as “Control Account Assets”) are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities of the Customer under or in connection with this Agreement are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash (other than Control Account Assets); (vi) no delivery of Account Assets by the Customer to J.P. Morgan and no Instruction by the Customer or its Authorized Persons with respect to such Account Assets will contravene Applicable Law; (vii) none of the

Account Assets to be held under this Agreement are “plan assets” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder except as otherwise expressly notified to J.P. Morgan. J.P. Morgan may rely upon the representations or certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement.

(b)

J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by the Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms; and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) there are no matters of which it is aware as at the date hereof which might materially and adversely affect its ability to perform its contractual obligations under this Agreement; (iv) it is qualified to act as custodian under Applicable Law (v) it is duly organized under the laws of its jurisdiction of organization; (vi) it is not insolvent or unable to pay its debts and no order has been made or resolution passed for its winding-up or for an administration order and no receiver, administrative receiver or manager has been appointed by any person of its business or all or a substantial part of its assets or any material part thereof nor has any equivalent event taken place in any jurisdiction; (vii) to the best of J.P. Morgan’s knowledge, there is no material administrative, civil or criminal proceeding pending against J.P. Morgan which would have a material effect on the provision of the Services.

6.2	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If the Customer, on behalf of a Fund, is acting as an agent or for another person as contemplated by Section 2.1(a) in respect of any transaction, cash or Financial Asset, J.P. Morgan nevertheless will treat the Customer as its principal for all purposes under this Agreement. In this regard, the Customer will be liable to J.P. Morgan as a principal in respect of any Liabilities arising out of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against the Customer’s principal or the other person envisaged by Section 2.1(a).

6.3	Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Financial Assets, cash, foreign exchange, and other instruments or contracts. The Customer shall comply, and shall cause its Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

6.4	Provision of Information

(a)

The Customer shall promptly provide to J.P. Morgan upon request such information about the Customer and its financial status as J.P. Morgan may reasonably request, including its current organizational documents and its current audited and unaudited financial statements.

6.5	Information Concerning Deposits at J.P. Morgan’s Non-U.S. Branches

(a)

Under U.S. federal law, deposit accounts that the Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

(b)	J.P. Morgan’s London Branch is a participant in the UK Financial Services Compensation Scheme (the “FSCS”), and the following terms apply to the extent any amount standing to the credit of the Cash Account is deposited in one or more deposit accounts at J.P. Morgan’s London Branch. The terms of the FSCS offer protection in connection with deposits to certain types of claimants to whom J.P. Morgan London Branch provides services in the event that they suffer a financial loss as a direct consequence of J.P. Morgan’s London Branch being unable to meet any of its obligations and, subject to the FSCS rules regarding eligible deposits, the Customer may have a right to claim compensation from the FSCS. Subject to the FSCS rules, the maximum compensation payable by the FSCS in relation to eligible deposits is as set out in the relevant information sheet which is available online as referenced below. For the purposes of establishing such maximum compensation, all the Customer’s eligible deposits at J.P. Morgan London Branch are aggregated and the total is subject to such maximum compensation.

For further information about the compensation provided by the FSCS, refer to the FSCS website at www.FSCS.org.uk. Further information is also available online at http://www.jpmorgan.com/pages/deposit-guarantee-scheme-directive.

6.6	Insurance

The Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Customer. J.P. Morgan will maintain insurance protection which is required under Applicable Law or which it deems advisable to cover its duties and responsibilities generally as a custodian of Financial Assets specifically for the benefit of J.P. Morgan.

6.7	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Securities positions of the Customer, on behalf of a Fund, in response to shareholder communications requests regarding the Account.

6.8	U.S. Regulatory Disclosure; Certain Information of the Customer

(a)

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Customer, on behalf of a Fund, acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm the Customer’s identity, including, without limitation, the Customer’s name, address and organizational documents (“identifying information”). The Customer, on behalf of a Fund, agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by J.P. Morgan.

(b)

The Customer, on behalf of a Fund, hereby acknowledges that J.P. Morgan is obliged to comply with AML/Sanctions Requirements and that J.P. Morgan shall not be liable for any action it or any J.P. Morgan Affiliate reasonably takes to comply with any AML/Sanctions Requirements, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. The Customer, on behalf of a Fund, shall cooperate with J.P. Morgan’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Customer, on behalf of a Fund, agrees that (i) J.P. Morgan may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) Customer’s utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to J.P. Morgan’s discretion. Furthermore, J.P. Morgan shall not be obliged to hold any “penny stock” (or other

Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other Financial Asset. For the purposes of this section, “Beneficial Owner” means any person, other than the Customer, who has a direct or indirect beneficial ownership interest in any assets held in any of the Accounts.

(c)

(i) If an Account is eligible for “pass through” deposit insurance from the Federal Deposit Insurance Corporation (the “FDIC”) as set forth in the Federal Deposit Insurance Act and 12 CFR § 330, then the Customer, on behalf of a Fund, acknowledges and agrees that if J.P. Morgan becomes insolvent or enters into receivership (hereinafter a “Bank Receivership”), the Customer will: (1) cooperate fully with J.P. Morgan and the FDIC in connection with determining the insured status of funds in each Account, and (2) provide the FDIC with the information that identifies each beneficial owner and its interest in the funds in each such Account within 24 hours of the Bank Receivership, unless it falls within one of the enumerated exceptions in 12 CFR 370.5(b). The information described in (2) must be sent to J.P. Morgan in the format specified by FDIC regulation (see: www.fdic.gov/regulations/resources/recordkeeping/index.html). J.P. Morgan shall provide the Customer an opportunity to validate its capability to deliver the information described in (2) in the format specified by the FDIC so that a timely calculation of deposit insurance coverage for the Account can be completed.

(ii) The Customer further acknowledges and agrees that following a Bank Receivership: (1) a hold will be placed on each Account once a receiver of J.P. Morgan is appointed so that the FDIC can conduct the deposit insurance determination and such hold will not be released until the FDIC obtains the necessary data to enable the FDIC to calculate the deposit insurance coverage for each Account; (2) its failure to provide the necessary data to the FDIC may result in a delay in receipt of insured funds and legal claims against the Customer from the beneficial owners of the funds in the applicable Account; and (3) failure to provide the data the FDIC requires may result in the applicable Account being frozen until the information is received, delaying receipt of FDIC insurance proceeds.

(iii) Notwithstanding other provisions in this Agreement, this section survives after the FDIC is appointed as the J.P. Morgan’s receiver, and the FDIC is considered a third party beneficiary of this section.

6.9	Confidentiality

(a)

Subject to Section 6.9(b), J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, to a regulator with jurisdiction over J.P. Morgan’s business, to enforce the terms of this Agreement or with the consent of the Customer, on behalf of a Fund. J.P. Morgan will secure and protect the Confidential Information from unauthorized use or disclosure by using at least the same degree of care as J.P. Morgan employs to avoid unauthorized use of or disclosure of its own confidential information, but in no event less than reasonable care. J.P. Morgan shall not duplicate or republish any material containing the Confidential Information except for purposes of or in relation to the performance of its obligations under this Agreement. Confidential Information may not be used by J.P. Morgan or any of J.P. Morgan Affiliates, officers, directors, agents, professional advisors, Subcontractors and employees, other than for the purposes contemplated by or otherwise permitted by this Agreement. J.P. Morgan represents that it will not (i) purchase or sell any portfolio securities contained in the Confidential Information on the basis of any information contained in, or as a result of being identified in, Confidential Information; (ii) use Confidential Information to trade against the Customers or to knowingly engage in any trading practices that are adverse the Customers or

(iii) permit any of the Confidential Information to be disclosed to any entity that competes with the Customer, the Adviser, a Fund or any products thereof, unless otherwise authorized to or instructed by the Customer.

(b)	The Customer, on behalf of a Fund, authorizes J.P. Morgan to disclose Confidential Information to:

(i) any Subcustodian, Subcontractor, agent, Securities Depository, securities exchange, broker, proxy solicitor, issuer, service provider, vendor or any other person that J.P. Morgan believes is reasonably required in connection with J.P. Morgan’s provision of relevant Services under this Agreement;

(ii) its and any J.P. Morgan Affiliate’s professional advisors, auditors and public accountants;

(iii) its branches and any J.P. Morgan Affiliate that J.P. Morgan believes is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(iv) any revenue authority or any governmental entity in relation to the processing of any tax claim; and

(v) any regulatory authority having jurisdiction over the Customer upon the request of such regulator.

(c)

The Confidential Information will remain the property of the Customer, on behalf of a Fund. Nothing contained in this Article will be construed as obligating the Customer, on behalf of a Fund, to disclose its Confidential Information to J.P. Morgan, or as granting to or conferring on J.P. Morgan, expressly or by implication, any rights or license to the Confidential Information of the Customer, on behalf of a Fund. Any such obligation or grant will only be as provided by other provisions of this Agreement.

(d)

In the event of a breach or anticipated breach of this Agreement, J.P. Morgan agrees that any Customer to which the Confidential Information pertains shall have the right to seek injunctive relief in any court of competent jurisdiction, without any requirement of posting bond, demonstrating the fact that monetary damages or other relief would not be adequate remedies, and the availability of monetary damages or other relief shall not be asserted as a reason to grant such injunctive relief.

(e)	To the extent J.P. Morgan is required by Applicable Law to disclose Confidential Information, J.P. Morgan shall:

(A) where legally permitted to do so, give reasonable and prompt advance notice of such disclosure requirement to the Customer; and

(B) upon the Customer’s request, J.P. Morgan will use reasonable efforts to obtain assurances from the relevant authority that confidential treatment will be accorded to the information that is required to be disclosed.

(f)

Notwithstanding anything to the contrary in Section 6.9(e), J.P. Morgan may disclose any of the Confidential Information provided by the Customer to any bank regulatory authority having jurisdiction over J.P. Morgan upon the request of the bank regulatory authority without having to provide the Customer with notice of any kind.

(g)	Return or Destruction

(i) As requested by the Customer, on behalf of a Fund, and subject to Section 2.12(b), during the term of this Agreement, J.P. Morgan will return or provide the Customer, on behalf of a Fund, a copy of any designated Confidential Information of the Customer.

(ii) Upon Customer’s request, J.P. Morgan will, upon cessation of work, completion of its obligations associated with such information under this Agreement or upon any earlier termination of this Agreement for any reason whatsoever, return, destroy or render unusable, and discontinue the use of, all copies of materials containing the Customer’s Confidential Information and to the extent reasonably practicable, all notes, memoranda, compilations, derivative works, data files or other materials prepared by or on behalf of J.P. Morgan that contain or otherwise reflect or refer to Confidential Information of the Customer upon J.P. Morgan’s cessation of work, completion of its obligations associated with such Confidential Information, except to the extent:

(A) that this Agreement provides for J.P. Morgan to continue to use or retain items that constitute or contain the Customer’s Confidential Information after the date of expiration or termination; or

(B) otherwise required to comply with Applicable Law, J.P. Morgan’s policies and procedures existing from time to time or defend or pursue claims arising under this Agreement.

(iii) At the Customer’s request, J.P. Morgan will certify in writing that it has handled Confidential Information pursuant to Applicable Law and J.P. Morgan’s policies and procedures.

(h)	Subject to Section 2.12(b), J.P. Morgan’s obligations under this Section 6.9 will survive termination or expiration of the Agreement as follows:

(i)   As to any portion of Confidential Information that constitutes a trade secret under Applicable Law, the obligations will continue for as long as such information is deemed a trade secret under Applicable Law; and

(ii)    As to all other Confidential Information belonging to a Customer, on behalf of a Fund, the obligations will survive for three (3) years after the termination of this Agreement with respect to such Customer, on behalf of a Fund.

6.10	Use of Name

(a)

The Customer, on behalf of a Fund, agrees not to use (or permit the use of) J.P. Morgan’s name in any public document, publication or publicity material relating to the Customer, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of J.P. Morgan (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which J.P. Morgan’s name is used merely states that J.P. Morgan is acting as custodian to the Customer.

(b)

J.P. Morgan agrees not to use (or permit the use of) a Customer’s or a Fund’s name in any document, publication or publicity material relating to J.P. Morgan or a J.P. Morgan Affiliate, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of the particular Customer, on behalf of a Fund (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which a Customer’s name is used merely states that J.P. Morgan is acting as custodian to the Customer, on behalf of a Fund.

7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER

7.1	Standard of Care; Liability

(a)

J.P. Morgan will perform Services (i) with reasonable care, prudence and diligence and in good faith, (ii) without negligence, fraud, willful misconduct or willful omission, and at least at the same standard of care as J.P. Morgan provides for itself and/or J.P. Morgan Affiliates with respect to similar services, (iii) in a manner that is reasonably designed to meet J.P. Morgan’s obligations under this Agreement, and (iv) with the level of skill and care which would be expected from a reasonably skilled and experienced professional provider of the Services (“J.P. Morgan’s Standard of Care”).

(b)

J.P. Morgan will only be liable for the Customer’s or Fund’s direct Liabilities and only to the extent they result from breach of J.P. Morgan’s Standard of Care in performing its duties as set out in this Agreement or the breach of any representations, warranties or the confidentiality obligations set forth herein.

(c)

Under no circumstances will J.P. Morgan be liable for (i) any loss of profits (whether direct or indirect) or (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts or resulting from J.P. Morgan’s performance or non-performance under this Agreement, or J.P. Morgan’s role as custodian or banker or service provider to the Customer or the Fund.

(d)

Under no circumstances will a Customer be liable for (i) any loss of profits (whether direct or indirect) or (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, resulting from Customer’s actions or omissions under this Agreement, provided that this Subsection 7.1(d) shall not apply to any Liability owing to a third party asserting a claim against J.P. Morgan for which J.P. Morgan is entitled to be indemnified under this Agreement.

(e)

The Customer, on behalf of a Fund, will indemnify the J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided that the J.P. Morgan Indemnitee has satisfied J.P. Morgan’s Standard of Care in connection with the Liabilities in question and has not materially breached this Agreement in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of the Customer’s Financial Assets and further provided that J.P. Morgan shall use all commercially reasonable efforts to mitigate any Liability for which indemnity is sought hereunder provided, however, that reasonable expenses incurred with respect to such mitigation shall be Liabilities subject to indemnification hereunder. Nevertheless, the Customer, on behalf of a Fund, will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under this Agreement, provided that, in each case, to the extent practicable, J.P. Morgan uses reasonable care to provide prompt notice to the Customer, on behalf of a Fund, of the circumstances and all pertinent facts related to the claim for indemnification, it being understood that a failure to notify shall not serve to limit Customer’s obligation to indemnify the J.P. Morgan Indemnitees hereunder, and provided further that in no instances shall the Customer, on behalf of a Fund, be obligated to indemnify any J.P. Morgan Indemnitee out of any assets other than the assets of the particular Customer or its Fund or Funds in connection with which the Liability has arisen.

(f)

Subject to Section 7.1(b), (c), (g) and Section 7.2, J.P. Morgan shall indemnify the Customer Indemnitees from and against any direct Liabilities which may be imposed on, incurred by, or asserted against a Customer Indemnitee resulting directly either from (i) J.P. Morgan’s failure to meet J.P. Morgan’s Standard of Care in the performance of its obligations or duties hereunder; (ii) the failure of a Subcustodian to meet the standard of care set forth in Section 5.2(a) of this Agreement or (iii) the insolvency of any Affiliated Subcustodian, provided that (1) in no event shall J.P. Morgan be obliged to indemnify a Customer Indemnitee from against any Liability (or any claim for a Liability) to the extent such Liability is described in Section 7.2(b) and not caused by a breach of J.P. Morgan’s Standard of Care, and (2) each Customer Indemnitee shall use all commercially reasonable efforts to mitigate any Liability for which indemnity is sought hereunder provided, however, that reasonable expenses incurred with respect to such mitigation shall be Liabilities subject to indemnification hereunder. For the avoidance of doubt and subject to section 7.1(b) and (c) of this agreement, J.P. Morgan will indemnify a Customer Indemnitee for any direct Liabilities paid out of the pocket of a Customer Indemnitees that result directly from J.P. Morgan’s failure to meet J.P. Morgan’s Standard of Care in the performance or its obligation duties under this Agreement, provided that the Customer Indemnitee has not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question.

(g)

The Customer, on behalf of a Fund, agrees that, except as otherwise provided in this Agreement, J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions that J.P. Morgan reasonably believes to be given by an Authorized Person or make any suggestions to the Customer, a Fund or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise the Customer, a Fund or an Authorized Person regarding any default in the payment of principal or income on any Financial Asset other than as provided in Section 2.6(b); and (iv) evaluate or report to the Customer, a Fund or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Account Assets. J.P. Morgan is not responsible or liable in any way for the genuineness or validity of any Security or instrument received, delivered or held by J.P. Morgan in physical form that appears to be genuine and valid.

7.2	Force Majeure

(a)

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to the services and its global custody business that it determines from time to time meet reasonable commercial standards (“Business Continuity Plan” or “BCP”) and periodically test a written Business Continuity Plan that is reasonably designed to enable J. P. Morgan to effect the recovery and, as contemplated by the BCP, continuity of its key operations, systems and processes in a Force Majeure Event (as defined below). Upon request, J.P. Morgan shall provide the Customer with a summary of the Business Continuity Plan. Upon the occurrence of a Force Majeure Event, J. P. Morgan shall (where and to the extent applicable) use commercially reasonable efforts to implement the BCP in accordance with its terms. The Customer acknowledges that the effectiveness of the BCP is subject to actual implementation in a Force Majeure Event or other disaster situation during which time unforeseen crisis and critical events may occur that would affect the effectiveness of the BCP.

(b)

Upon reasonable request, J.P. Morgan shall discuss with a Customer, on behalf of a Fund, any BCP of J.P. Morgan and/or provide a high-level presentation summarizing such procedures. Neither party (“Affected Party”) will be liable, however, for any Liabilities of any nature that the other party or any third party may suffer or incur, caused by an act of God, fire, flood, epidemics, earthquakes or other disasters, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), nationalization, expropriation, legal constraint, fraud, theft or forgery (other than on the part of the Affected Party or its employees), cyber-attack, malfunction of equipment or software (except where such malfunction is primarily and directly attributable to the Affected Party’s negligence in maintaining the equipment or software), currency re-denominations, currency restrictions, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain (or interruption of) external communications facilities, power failures or any other cause beyond the reasonable control of the Affected Party (including, without limitation, the non-availability of appropriate foreign exchange) (a “Force Majeure Event”); provided that the Affected Party has not contributed to the Liability by acting with negligence, fraud or willful misconduct or by failing to use commercially reasonable efforts to mitigate any such Liabilities, including by using commercially reasonable efforts to implement a relevant BCP in accordance with its terms. Without limiting the generality of the foregoing, if an event resulting from Country Risk leads to restrictions on, or losses of, cash or cash equivalents held by J.P. Morgan or any Affiliated Subcustodian Bank in any market for the purposes of facilitating J.P. Morgan’s global custody business, J.P. Morgan may in its sole discretion apply the impact of those restrictions or losses to the relevant currency held in the Customer’s Cash Accounts in a proportional manner as J.P. Morgan may reasonably determine. J.P. Morgan will not be entitled to any additional payments from the Customer, on behalf of a Fund, for costs or expenses incurred by J.P. Morgan as a result of any Force Majeure Event.

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan shall exercise reasonable care in the selection and appointment of professional advisers and subject thereto shall be entitled to rely on, and may act upon the advice of, professional advisors (which may be the professional advisors of the Customer) at its own expense in relation to matters of law, regulation or market practice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Provided that nothing in this provision shall be taken as authorizing J.P. Morgan to contravene any Applicable Laws, the Customer, on behalf of a Fund, hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may have a material interest in transactions entered into by the Customer, on behalf of a Fund, with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or J.P. Morgan Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issuance of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of the Customer or a Fund. J.P. Morgan is not under any duty to disclose any such information to the Customer or to a Fund. Nothing in the foregoing shall release J.P. Morgan from any obligation to perform the Services under this Agreement or to treat the Customer, on behalf of a Fund, fairly in connection with the performance of the Services.

7.5	Ancillary Services

J.P. Morgan and its Subcustodians may use third party providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities. Although J.P. Morgan will use reasonable care (and cause its Subcustodians to use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by those third party providers and local agents provided that reasonable care has been used in such selection and retention.

In all other respects, J.P. Morgan may delegate to a Subcontractor any of its functions herein (other than acting as custodian unless the Subcontractor is qualified to act as a Subcustodian under Applicable Law) provided, however, that the engagement of such Subcontractor is subject to consultation with the Customer and the prior consent (which shall not be unreasonably withheld) before J.P. Morgan implements the delegation of a material portion of the Services. J.P. Morgan shall be responsible for the acts and omissions of any such Subcontractor so employed as if J.P. Morgan had committed such acts and omissions itself. J.P. Morgan shall be responsible for the compensation of its Subcontractor. J.P. Morgan will maintain throughout this Agreement a due diligence and third party oversight program that meets regulatory requirements and use reasonable care in the selection and retention of any Delegate.

8.	TAXATION

8.1	Tax Obligations

(a)

The Customer, on behalf of a Fund, will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Customer’s Accounts.

(b)

The Customer, on behalf of a Fund, will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information to the best of a Customer’s knowledge. The Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or responsibility for any Liabilities (including any taxes, penalties, interest or additions to tax, whether payable or paid) that result from (i) the inaccurate completion of documents by the Customer or any third party; (ii) the provision to J.P. Morgan or a third party of inaccurate or misleading information by the Customer or any third party; (iii) the withholding of material information by the Customer or any third party; or (iv) any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)

If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, withholding under United States Foreign Account Tax Compliance Act, United States non-resident alien tax and/or backup withholding tax, as applicable).

(d)

The Customer, on behalf of a Fund, will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s willful misconduct, negligent acts or omissions or other breaches of J.P. Morgan’s

Standard of Care with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Services

(a)

Subject to the provisions of this Section 8.2, J.P. Morgan will (i) provide (1) a “relief at source” service to obtain a reduction of withholding tax withheld as may be available in the applicable market in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available to the Customer and/or (2) a tax reclaim service on certain qualifying Financial Assets. J.P. Morgan may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section; (ii) file (or cause to be filed) claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (iii) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of U.S. and nonresident aliens with respect to securities held in custody with J.P. Morgan; (iv) withhold or cause to be withheld, as required under applicable tax law in its function as a custodian upon collection of any dividend, interest or other distribution with respect to any U.S. or non-U.S. securities in custody with J.P. Morgan; (v) maintain tax entitlement accruals for possible tax benefits available in markets of investment and monitor tax entitlements and tax reclaim accruals based on current situations in markets of investment to protect a Customer’s or Fund’s entitlements; (vi) where a Customer or Fund is eligible, based upon its fiscal domicile and legal structure, coordinate tax exemption applications when appropriate for a custodian to perform and reduction at source documentation requirements and file (or cause to be filed) the documentation with the appropriate market authorities on a Customer’s or Fund’s behalf; (vii) file (or cause to be filed) tax reclaims for those markets in which J.P. Morgan has notified a Customer or Fund that it offers tax reclaims on an ongoing basis on behalf of a Customer or Fund; (viii) cause its Subcustodians to work with a Customer’s or Fund’s local tax consultants to assist Customer or Fund, as applicable, in maintaining compliance with reporting, payment and filing requirements; and (ix) provide to a Customer or Fund mutually agreed information actually received by J.P. Morgan that could, in J.P. Morgan’s reasonable belief and sole discretion, assist any of the Customers or Funds in their submission of any reports or returns with respect to taxes. Where J.P. Morgan considers it appropriate to do so, J.P. Morgan shall use reasonable efforts to assist a Customer or Fund with respect to any claim for exemption or refund under the tax law of countries for which a Customer or Fund has provided sufficient information and documentation.

(b)

The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from the Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Securities Account and/or the payment of income.

(c)

J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to the Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2, J.P. Morgan will have no responsibility with regard to the Customer’s tax position or status in any jurisdiction.

9.	TERM AND TERMINATION

9.1	Term and Termination for Convenience

(a)

The initial term of this Agreement shall be for a period of five (5) years following the date on which J.P. Morgan commenced providing Services under this Agreement. Following the initial term, this Agreement shall be in effect until a valid termination notice is given by (i) the Customer, on behalf of a Fund, upon at least sixty (60) days’ prior written notice to J.P. Morgan, or (ii) J.P. Morgan upon at least one hundred and eighty (180) days’ prior written notice to the Customer.

(b)

The Customer may terminate this Agreement at any time during the initial term by giving not less than sixty (60) days’ prior written notice to J.P. Morgan; provided that a termination fee shall be owed by the Customer to J.P. Morgan if after consultation both parties agree that such termination or partial termination of this Agreement has resulted in a material change to the aggregate value of the assets under custody or to the allocation of the assets under custody, based on the value of such assets by market of settlement, as at the commencement date of the initial term. The termination fee will be (i) twelve (12) times the average monthly fees paid during the twelve (12) months period prior to the Customer’s notice of termination (or since the date on which J.P. Morgan commenced providing the Services under this Agreement, if such period is less than twelve (12) months), if the Agreement is terminated within the first year of the initial term; (ii) six (6) times the average monthly fees paid during the six (6) months period prior to the Customer’s notice of termination, if the Agreement is terminated within the second year of the initial term; (iii) three (3) times the average monthly fees paid during the three (3) months period prior to the Customer’s notice of termination, if the Agreement is terminated within the third year of the initial term; or (iv) one (1) time the fees paid in the month immediately preceding the Customer’s notice of termination, if the Agreement is terminated within the fourth or fifth years of the initial term. In the event of a partial termination of this Agreement, any termination fee will be calculated based only on the average monthly fees of those Funds for which the Agreement has been terminated. The termination fee shall not apply to the termination of this Agreement with respect to a particular Fund in the event such Fund is liquidated or otherwise wound-down. The termination fee shall not apply to any Fund added to this Agreement after the date of execution of this Agreement.

(c)	No termination penalty shall be owed by the Customer to J.P. Morgan if the Agreement is terminated by the Customer pursuant to Section 9.2.

(d)

The Customer may terminate this Agreement at any time during the initial term without a termination penalty after consulting with J.P. Morgan regarding the materiality of the multiple or repeated breaches described in (A) or (B) below and giving not less than sixty (60) days’ prior written notice to J.P. Morgan upon the occurrence of (A) numerous non-material breaches which have not been cured by J.P. Morgan after being given written notice of such individual breaches and where the collective impact of such breaches would constitute a material breach of this Agreement or (B) repeated breaches which may have been previously cured but then re-occur after being given written notice of such individual breaches and where the collective impact of such breaches would constitute a material breach of this Agreement.

9.2	Other Grounds for Termination

(a)	Either party may terminate this Agreement immediately on written notice to the other party upon the occurrence of any of the following:

(i) the other party commits any material breach of this Agreement and fails to remedy such material breach (if capable of remedy) within thirty (30) days of the party in breach being given written notice of the material breach (unless the parties agree to extend the period to remedy the breach); or

(ii) the other party (A) admits in writing its inability or is generally unable to pay its debts as they become due; (B) institutes, consents to or is otherwise subject to the institution of any proceeding under title 11 of the United States Code, as in effect from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, composition with creditors, wind-down, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States, or other applicable jurisdiction from time to time in effect and affecting the rights of creditors, generally; (C) is subject to an involuntary order for the transfer of all or part of its business by a statutory authority; (D) has any of its issued shares suspended from trading on any exchange on which they are listed (if applicable), or (E) is the subject of a measure similar to any of the foregoing;

(iii) the relevant federal or state authority withdrawing its authorization of either party

(iv) J.P. Morgan ceases to be qualified to act as custodian of a Customer or the Funds under Applicable Law;

(v) If a Force Majeure Event substantially prevents performance of any services necessary for the performance of functions reasonably agreed by the parties as critical for more than three (3) consecutive business days, then the Customer, on behalf of a Fund, may terminate all or any portion of this Agreement and the services so affected, as of a date specified by the Customer in a written notice of termination to J.P. Morgan, in which case, J.P. Morgan’s fees will be equitably adjusted as necessary to reflect the value of any remaining services; and

(vi) At any time, the Customer, on behalf of a Fund, may elect to remove any Fund from this Agreement in connection with the liquidation of the Fund or the merger of a Fund into another fund, in each case by notifying J.P. Morgan in writing or other mutually agreed communication method.

(b)

J.P. Morgan may terminate this Agreement by giving not less than ninety (90) days’ prior written notice to the Customer in the event that J.P. Morgan reasonably determines that either the Customer has ceased to satisfy J.P. Morgan’s customary credit requirements or servicing the Customer raises reputational or regulatory concerns. The Customer, on behalf of a Fund, may terminate this Agreement by giving at least the ninety (90) days’ prior written notice to J.P. Morgan in the event that the Customer reasonably determined that J.P. Morgan raises reputational or regulatory concerns.

9.3	Exit Procedure

(a)

The Customer, on behalf of a Fund, will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Account Assets within a reasonable period before the effective time of termination of this Agreement. If the Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Account Assets to a successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk.

(b)

J.P. Morgan will, in any event, be entitled to deduct any amounts owing to it, that are not in dispute in accordance with this Agreement and the fees and expenses arrangements in existence, from the Cash Account prior to delivery of the Account Assets. In the event that insufficient funds are available in the Cash Account, the Customer agrees that, upon notice to the Customer, J.P. Morgan may, in such manner and at such time or times as J.P. Morgan in its sole discretion sees fit, liquidate Financial Assets in the Securities Account that J.P. Morgan, in its sole discretion, may select in order to deduct such amounts from the proceeds.

(c)

The Customer, on behalf of a Fund, will reimburse J.P. Morgan promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination in accordance with this Agreement and the fees and expenses arrangements then in existence between them.

(d)	Upon termination, the Customer, on behalf of a Fund, will provide J.P. Morgan with contact information and payment Instructions for any matters arising after termination.

(e)	Termination will not affect any of the Liabilities either party owes to the other party arising under this Agreement prior to such termination.

(f)

J.P. Morgan will act in accordance with all Instructions delivered to it by the Customer with respect to such delivery and transition of custody responsibilities to a successor custodian provided that such Instructions shall be reasonable and practicable and not in conflict with any provision of this Agreement.

(g)

As soon as reasonably practicable following its resignation or termination of appointment becoming effective and subject to payment of any amount owing to J.P. Morgan under this Agreement, J.P. Morgan agrees to transfer such holding statements or position reports as are customarily transferred by an existing global custodian or provider of the Services, to any replacement provider of the Services or to such other person as the Customer may direct. J.P. Morgan will also provide reasonable assistance to its successor, for such transfer, subject to the payment of such reasonable expenses and charges as J.P. Morgan and the Customer may mutually agree for such assistance. The Customer undertakes to use its best efforts to appoint a new custodian or service provider as soon as reasonably practicable following the termination of this Agreement.

10.	MISCELLANEOUS

10.1	Notice

(a)

Unless the Customer and J.P. Morgan have agreed otherwise, J.P. Morgan may, subject to Applicable Law, provide any notice to Customer required under this Agreement, other than a notice pursuant to Section 9, by either posting it on J.P. Morgan’s website or portal or, at its option, by other reasonable means.

(b)

Notices pursuant to Section 9 shall be sent or served by registered mail, nationally recognized delivery service, courier service or hand delivery to the address of (i) J.P. Morgan as set out on the first page of this Agreement, and (ii) the respective Customer as set out on Annex B of this Agreement, unless at least two (2) days’ prior written notice of a new address is given to the other party in writing.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns. The parties agree that neither party can assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, delayed or conditioned. Nevertheless, the foregoing restriction on transfer shall not apply to any assignment or transfer by J.P. Morgan to any J.P. Morgan Affiliate or in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business, provided such successor is qualified to act as a custodian under Applicable Law; or by the Federal Deposit Insurance Corporation or a duly appointed conservator or receiver of J.P. Morgan in furtherance of its authority under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or the Federal Deposit Insurance Act.

10.3	Entire Agreement and Amendments

This Agreement, including any Schedules, Exhibits, Annexes and Riders (and any separate agreement which J.P. Morgan and the Customer may enter into with respect to any Cash Account), sets out the entire agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. The parties may enter into one or more non-binding service level documents on terms agreed by the parties and may vary any service level document by agreement at any time. The service level document will not form part of this Agreement. To the extent inconsistent with this Agreement, J.P. Morgan’s electronic access terms and conditions shall not apply to matters arising under this Agreement. Amendments must be in writing and, except when this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.4	Governing Law and Jurisdiction

This Agreement will be construed, regulated and administered under the laws of the United States or the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to statutory prejudgment interest and a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Customer, on behalf of a Fund, may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Customer, on behalf of a Fund, shall not claim, and it hereby irrevocably waives, such immunity.

10.5	Severability; Waiver; and Survival

(a)

If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)

Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Agreement shall survive its termination.

10.6	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.7	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

10.8	Fund by Fund Basis

This Agreement is executed by a Customer with respect to each of its Funds and the obligations hereunder are not binding upon any of the directors, officers or shareholders of the Fund individually. Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of a particular Fund under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular Fund and shall be payable solely from the available assets of such particular Fund and shall not be binding upon or affect any assets of any other Fund.

[Signature Page Follows]

Franklin Templeton Variable Insurance Products Trust, on behalf of its series:		JPMORGAN CHASE BANK, N.A.
Templeton Developing Markets VIP Fund Templeton Foreign VIP Fund Templeton Growth VIP Fund

By:	/s/ Matthew T. Hinkle	By:	/s/ Brian Eckert
Name:	Matthew T. Hinkle	Name:	Brian Eckert
Title:	CEO-Finance and Administration	Title:	Executive Director
Date:	March 1, 2020	Date:	March 1, 2020

Institutional Fiduciary Trust, on behalf of its series:
Franklin Money Market Fund

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Funds, on behalf of its series:
Templeton Foreign Fund Templeton World Fund

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Global Investment Trust, on behalf of its series:
Templeton Emerging Markets Small Cap Fund Templeton Frontier Markets Fund

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Income Trust, on behalf of its series:
Templeton Emerging Markets Bond Fund Templeton Global Bond Fund

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Institutional Funds, on behalf of its series:
International Equity Series Foreign Smaller Companies Series Global Equity Series

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton China World Fund

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Developing Markets Trust

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Dragon Fund, Inc.

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Emerging Markets Fund

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Emerging Markets Income Fund

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Global Smaller Companies Fund

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Growth Fund, Inc.

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Growth Fund II Limited

By:	/s/ Laura Ferguson
Name:	Laura Ferguson
Title:	Director
Date:	March 1, 2020

Templeton China Opportunities Fund, Ltd.

By:	/s/ Laura Ferguson
Name:	Laura Ferguson
Title:	Director
Date:	March 1, 2020

Templeton Global Income Fund

By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	CEO-Finance and Administration
Date:	March 1, 2020

Templeton Strategic Emerging Markets Fund III, L.P.

By:	/s/ Tek-Khoan Ong
Name:	Tek-Khoan Ong
Title:	Director
Date:	March 1, 2020

Templeton Strategic Emerging Markets Fund III (Cayman), L.P.

By:	/s/ Tek-Khoan Ong
Name:	Tek-Khoan Ong
Title:	Director
Date:	March 1, 2020

Templeton Ex-Japan Global Equity Fund Ltd.

By:	N/A
Name:
Title:
Date:

Templeton Strategic Emerging Markets Fund IV LDC

By:	/s/ Tek-Khoan Ong
Name:	Tek-Khoan Ong
Title:	Director
Date:	March 1, 2020

Templeton Strategic Emerging Markets Fund III LDC

By:	/s/ Tek-Khoan Ong
Name:	Tek-Khoan Ong
Title:	Director
Date:	March 1, 2020

Templeton Global Advisers Ltd. (Separate Account)

By:	/s/ Alan Bartlett
Name:	Alan Bartlett
Title:	President
Date:	March 1, 2020

SCHEDULE A J.P. Morgan Investor Services Global Custody Restricted Markets

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer, on behalf of a Fund.

Market	Restrictions

Costa Rica

If J.P. Morgan’s Costa Rican Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Securities that are safekept in Costa Rica. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Iceland

Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s or Fund’s Cash Account except for the proceeds of sales of Securities safekept in Iceland (“Icelandic Securities”) or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s or Fund’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer or Fund will be entitled to no more than Customer’s or Fund’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Malawi

Local currency will be held in one or more separate cash accounts that the Customer, on behalf of a Fund, opened with J.P. Morgan’s Malawi Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s Malawi Subcustodian. In respect of the cash accounts, J.P. Morgan’s Malawi Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s Malawi Subcustodian in respect to the one or more separate cash accounts that the Customer, on behalf of a Fund, directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Malawi market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Malawi (“Malawi Securities”).

If J.P. Morgan’s Malawi Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Malawi Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Market	Restrictions

Tanzania

Local currency will be held in one or more separate cash accounts that the Customer, on behalf of a Fund, opened with J.P. Morgan’s Tanzanian Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s Tanzanian Subcustodian. In respect of the cash accounts, J.P. Morgan’s Tanzanian Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s Tanzanian Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Tanzanian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Tanzania (“Tanzanian Securities”).

If J.P. Morgan’s Tanzanian Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Tanzanian Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Ukraine (for Ukrainian Equities only)

Customer should refer to the current version of the applicable J.P. Morgan’s Ukraine briefing memo regarding the account structure and corporate action nuances of the Ukrainian market.

For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to equity Securities safekept in Ukraine.

West African Economic and Monetary Union (“WAEMU”)

Local currency will be held in one or more separate cash accounts that the Customer, on behalf of a Fund, opened with J.P. Morgan’s WAEMU Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s WAEMU Subcustodian. In respect of the cash accounts, J.P. Morgan’s WAEMU Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s WAEMU Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

If J.P. Morgan’s WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled and safekept at Dépositaire Central/Banque de Règlement S.A. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe

Until further notice from J.P. Morgan, any credit of U.S. Dollars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s Instruction to the purchase or sale of Securities safekept in Zimbabwe (the “Zimbabwe Securities”) will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be repatriated or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Zimbabwean Subcustodian via a foreign exchange transaction (upon

Market	Restrictions

Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

If J.P. Morgan’s Zimbabwean Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Zimbabwe Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

ANNEX A

Electronic Access

1.

J.P. Morgan may permit the Customer, on behalf of a Fund, and its Authorized Persons and other persons designated by the Customer or its Authorized Persons (collectively “Users”), to access certain electronic systems and applications (collectively, the “Products”) and to access or receive Data (as defined below) electronically in connection with the Agreement. J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. J.P. Morgan shall endeavor to give the Customer, on behalf of a Fund, reasonable notice of its termination or suspension of access to the Products, including suspension or cancelation of any User Codes, but may do so immediately if J.P. Morgan determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is known or suspected to be at risk. Access to the Products shall be subject to the Security Procedure.

2.

In consideration of the fees paid by the Customer, on behalf of a Fund, to J.P. Morgan and subject to any applicable software license in relation to J.P. Morgan-owned or sublicensed software provided for a particular application and Applicable Law, J.P. Morgan grants to the Customer, on behalf of a Fund, a non-exclusive, non-transferable, non-sublicensable, limited and revocable license to use (i) the Products for internal business purposes only, and (ii) the information and data made available through the Products or transferred electronically (the “Data”) for use in Customer’s and its affiliates’ normal course of business, provided that J.P. Morgan may not revoke the Customer’s license to use the Data during the term of this Agreement. For avoidance of doubt, (a) all Data that is comprised of Customer Materials is the property of the Customer and a Fund; and (b) the Customer and Funds maintain all intellectual property rights in such Customer Materials. Without limiting the use by a Customer, a Fund or its affiliates of Data in the normal course of the business of a Customer or a Fund, the Customer, on behalf of a Fund, may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by the Users, provided that such use shall be in accordance with the terms of the Agreement, including this Annex. The Customer, on behalf of a Fund, will not disclose or distribute (and will cause the Users not to disclose or distribute) to any other party, or allow any other party to access, inspect or copy the Products or any Data, except that (i) with respect to Products only, as reasonably necessary in the course of Customer’s management or administration and Customer’s Board’s oversight of the funds or accounts for which services are provided under this Agreement and, (ii) with respect to Data only, as reasonably necessary in the normal course of business of the Customer, a Fund or its affiliates including but not limited to, Customer’s management or administration and a Fund’s Board’s oversight of the funds or accounts for which services are provided under this Agreement. The Customer, on behalf of a Fund, acknowledges that elements of the Data, including prices, Corporate Action information, and reference data, may have been licensed by J.P. Morgan from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to J.P. Morgan. In addition, the Customer and a Fund may disclose Data to any regulatory authority having jurisdiction over the Customer and a Fund upon the request of such regulator or any revenue authority or any governmental entity in relation to the processing of any tax claim. For the avoidance of doubt, any restrictions or limitations regarding the use of Data is not intended by J.P. Morgan to supersede any rights a Customer or Fund may have to use such Data based on its own agreements with any person (including a J.P. Morgan Affiliate) who provides software, information or the means of obtaining information on security prices, derivative prices, security characteristics data, market reference data derivative prices, foreign exchange, credit ratings, performance measurement or any other information obtained by J.P. Morgan in connection with the Services (including index return providers, security characteristics providers, and value-at-risk providers).

3.

The Customer, on behalf of a Fund, acknowledges that there are security, cyberfraud, corruption, transaction error and access availability risks associated with using open networks such as the internet to access and use the Products, and the Customer, on behalf of a Fund, hereby expressly assumes such risks. The Customer, on behalf of a Fund, is solely responsible for obtaining, maintaining and operating all of its own systems, software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer and its Users to access and use the Products. All such software must be interoperable with J.P. Morgan’s software. Each of Customer, on behalf of a Fund, and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4.

In cases where J.P. Morgan’s website or the Products are unexpectedly down or otherwise unavailable, J.P. Morgan shall, absent a force majeure event, provide other appropriate means for the Customer, on behalf of a Fund, or its Users to instruct J.P. Morgan or obtain reports from J.P. Morgan. J.P. Morgan shall not be liable for any Liabilities arising out of the Customer’s use of, access to or inability to use the Products in the absence of J.P. Morgan’s negligence, fraud or willful misconduct.

5.

Use of the Products may be monitored, tracked, and recorded in a manner as permitted by Applicable Law. In using the Products, the Customer, on behalf of a Fund, hereby expressly consents to, and will ensure that its Users are advised of and have consented to, such monitoring, tracking and recording, and J.P. Morgan’s right to disclose data derived from such activity in accordance with the Agreement, including this Annex. J.P. Morgan shall own all right, title and interest in the data reflecting the Customer usage of the Products or J.P. Morgan’s website (including general usage data and aggregated transaction data), provided that J.P. Morgan’s use of such data shall remain, subject to its obligations of confidentiality set forth in this Agreement. For clarity, the foregoing shall not be deemed to give J.P. Morgan ownership of, or any rights in or to, the Customer’s Confidential Information (whether or not in aggregated form), the use or disclosure of which shall at all times be subject to Section 6.9 of this Agreement unless otherwise agreed by the parties. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. The Customer, on behalf of a Fund, hereby expressly consents, and will ensure that its Users are advised of and have consented to, J.P. Morgan’s collection, storage, use and transfer (including to or through jurisdictions that do not provide the same statutory protection as the originating jurisdictions(s)) of their personal data. Any personal data collected through, or in connection with, the Customer’s use of the Products shall be subject to J.P. Morgan’s Privacy Policy (available at: https://www.jpmorgan.com/global/privacy) and Cookies Policy (available at: https://www.jpmorgan.com/global/cookies), each as updated from time to time and incorporated herein by reference.

6.

The Customer, on behalf of a Fund, shall not knowingly upload, post or transmit to or distribute or otherwise publish through the Products or J.P. Morgan’s web site any materials which (i) restrict or inhibit any other user from using the Products or the website, (ii) are defamatory, offensive, explicit, or indecent, (iii) infringe the rights of third parties including intellectual property rights, (iv) contain a virus, Trojan horse, worm, time bomb, cancelbot or other harmful component, or (v) constitute or contain false or misleading information.

7.

The Customer, on behalf of a Fund, shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its Users upon written request. The Customer, on behalf of a Fund, shall not access, and shall not permit its Users to access, the service from any jurisdiction where J.P. Morgan informs the Customer, on behalf of a Fund, or where the Customer, on behalf of a Fund, has actual knowledge, that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the Users, the Customer, on behalf of a Fund, shall obtain from each User all necessary consents to enable J.P. Morgan to process data concerning that User for the purposes of providing the Products.

8.

The Customer, on behalf of a Fund, will be subject to and shall comply with Applicable Law with regard to its use of the Products, including Applicable Law concerning restricting collection, use, disclosure, processing and free movement of the Data.

9.	The Customer, on behalf of a Fund, shall be responsible for the compliance of its Users with the terms of this Annex.

ANNEX B

List of Customers

Customer	Jurisdiction
Templeton Developing Markets VIP Fund a series of Franklin Templeton Variable Insurance Products Trust	United States
Templeton Foreign VIP Fund, a series of Franklin Templeton Variable Insurance Products Trust	United States
Templeton Growth VIP Fund, a series of Franklin Templeton Variable Insurance Products Trust	United States
Templeton World Fund, a series of Templeton Funds	United States
Templeton Foreign Fund, a series of Templeton Funds	United States
Templeton Emerging Markets Small Cap Fund, a series of Templeton Global Investment Trust	United States
Templeton Frontier Markets Fund, a series of Templeton Global Investment Trust	United States
Templeton Global Bond Fund, a series of Templeton Income Trust	United States
Templeton Emerging Markets Bond Fund, a series of Templeton Income Trust	United States
Foreign Smaller Companies Series, a series of Templeton Institutional Funds	United States
International Equity Series, a series of Templeton Institutional Funds	United States
Global Equity Series, a series of Templeton Institutional Funds	United States
Franklin Money Market Fund, a series of Institutional Fiduciary Trust	United States
Templeton Global Smaller Companies Fund	United States
Templeton Growth Funds, Inc.	United States
Templeton Emerging Markets Fund	United States

Customer	Jurisdiction
Templeton Global Income Fund	United States
Templeton Developing Markets Trust	United States
Templeton Emerging Markets Income Fund	United States
Templeton Dragon Fund, Inc.	United States
Templeton China World Fund	United States
Templeton Strategic Emerging Markets Fund III, L.P.	United States
Templeton Growth Fund II Limited	Cayman Islands
Templeton China Opportunities Fund, Ltd.	Cayman Islands
Templeton Strategic Emerging Markets Fund III, (Cayman) L.P.	Cayman Islands
Templeton Ex-Japan Global Equity Fund Ltd.	Cayman Islands
Templeton Strategic Emerging Markets Fund IV LDC	Cayman Islands
Templeton Strategic Emerging Markets Fund III LDC	Cayman Islands
Templeton Global Advisors Ltd (Separate Account)	Bahamas